EXECUTION COPY


                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                                VECTOR ESP, INC.


                           VECTOR ESP MANAGEMENT, INC.


                          VECTOR GLOBAL SERVICES, INC.


                                       AND


                             MTM TECHNOLOGIES, INC.





                             DATED DECEMBER 1, 2004


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I. PURCHASE OF ASSETS..................................................1

        1.1 Purchase and Sale of Assets........................................1

                1.1.1   Accounts Receivable....................................2
                1.1.2   Contract Rights........................................2
                1.1.3   Inventories and Stores and Supplies....................2
                1.1.4   Tangible Personal Property.............................2
                1.1.5   Manufacturers' and Vendors' Warranties.................2
                1.1.6   Intellectual Property..................................2
                1.1.7   Real Property..........................................2
                1.1.8   Governmental Licenses, Permits, and Approvals..........2
                1.1.9   Books and Records......................................2
                1.1.10  Sellers' Names.........................................3
                1.1.11  Prepaid Items..........................................3
                1.1.12  Insurance..............................................3
                1.1.13  401(k) Plan............................................3
                1.1.14  Miscellaneous Assets...................................3

        1.2 Excluded Assets....................................................3

                1.2.1   Ordinary Course of Business Dispositions...............3
                1.2.2   Contracts Terminated in the Ordinary Course of
                        Business...............................................3
                1.2.3   Corporate Documents....................................3
                1.2.4   Employee Benefit Plans.................................3
                1.2.5   Tax Refunds............................................4
                1.2.6   Intercompany Agreements................................4
                1.2.7   Rights under this Agreement............................4
                1.2.8   Cash; Cash and Stock Consideration; Other Excluded
                        Assets.................................................4

        1.3 Nonassignable Contracts and Permits................................4

                1.3.1   Nonassignability.......................................4
                1.3.2   Sellers to Use Best Efforts............................4
                1.3.3   If Waivers or Consents Cannot Be Obtained..............4

ARTICLE II. ASSUMPTION OF LIABILITIES..........................................5

        2.1 Assumed Liabilities................................................5

        2.2 Retained Liabilities...............................................6

ARTICLE III. PURCHASE PRICE....................................................7

        3.1 Purchase Price.....................................................7

        3.2 Additional Purchase Price.........................................10

        3.3 Allocation of Purchase Price......................................11


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ARTICLE IV. THE CLOSING.......................................................11

        4.1 Date of Closing...................................................11

ARTICLE V. REPRESENTATIONS AND WARRANTIES.....................................11

        5.1 Representations and Warranties of the Sellers and the Shareholder.11

                5.1.1   Organization..........................................12
                5.1.2   Good Standing.........................................12
                5.1.3   Authorization and Effect of Agreement.................12
                5.1.4   No Restrictions Against Sale of the Purchased Assets;
                        Required Consents.....................................12
                5.1.6   Financial Statements..................................13
                5.1.7   Accounts Receivable...................................13
                5.1.8   Inventory.............................................14
                5.1.9   Absence of Undisclosed Liabilities....................14
                5.1.10  Books of Account......................................14
                5.1.11  Contracts and Commitments.............................14
                5.1.12  Title to Assets.......................................16
                5.1.13  Intellectual Property.................................16
                5.1.14  Sufficiency and Condition of Assets...................17
                5.1.15  Real Property.........................................17
                5.1.16  Insurance.............................................18
                5.1.17  Conduct of the Business Since the Interim Balance
                        Sheet Date............................................18
                5.1.18  Customers and Suppliers...............................19
                5.1.19  Labor Matters.........................................19
                5.1.20  Employee Benefit Plans................................20
                5.1.21  Litigation; Decrees...................................22
                5.1.22  Compliance With Law; Permits..........................23
                5.1.23  Environmental Matters.................................23
                5.1.24  Taxes.................................................24
                5.1.25  Certain Business Practices and Regulations;
                        Potential Conflicts of Interest.......................25
                5.1.26  Warranties and Returns................................26
                5.1.27  Disclosure............................................26
                5.1.28  No Interest in Other Entities.........................26
                5.1.29  Acquisition of Shares.................................26
                5.1.30  Commissions and Finders Fees..........................27
                5.1.31  Vehicles..............................................27

        5.2 Representations and Warranties of Purchaser.......................27

                5.2.1   Corporate Organization................................27
                5.2.2   Authorization and Effect of Agreement.................27
                5.2.3   No Restrictions Against Purchase of the Assets........28
                5.2.4   Authorization of Shares...............................28
                5.2.5   Compliance With Law; Permits..........................28
                5.2.6   Litigation; Decrees...................................29


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                5.2.7   Capitalization........................................29
                5.2.8   SEC Reports; Disclosure...............................29
                5.2.9   Financial Statements..................................29
                5.2.10  Absence of Changes....................................30
                5.2.11  Adequacy of Funds.....................................30
                5.2.12  Commissions and Finders Fees..........................30

ARTICLE VI. PRE-CLOSING COVENANTS.............................................30

        6.1 Access to Information.............................................30

        6.2 Conduct of Business...............................................30

        6.3 Notification......................................................31

        6.4 Governmental Filings..............................................32

        6.5 Third Party Consents..............................................32

        6.6 Cooperation.......................................................32

        6.7 Confidentiality...................................................32

        6.8 Publicity.........................................................33

        6.9 Injunctions.......................................................33

        6.10 Satisfaction of Conditions.......................................33

        6.11 Eminent Domain...................................................33

        6.12 Stock Options....................................................33

        6.13 Acquisition Proposals............................................34

ARTICLE VII. CONDITIONS TO CLOSING............................................34

        7.1.1 Representations, Warranties and Covenants.......................34

                7.1.2   Secretary's Certificate...............................34
                7.1.3   Closing Documents.....................................35
                7.1.4   Governmental Consents or Approvals....................35
                7.1.5   No Adverse Proceedings................................35
                7.1.6   Third Party Consents..................................35
                7.1.7   Material Adverse Effect...............................35
                7.1.8   Opinion of Counsel....................................35
                7.1.9   Financing.............................................35
                7.1.10  Escrow Agreement......................................35
                7.1.11  Financial Statements..................................35
                7.1.12  Minimum Tangible Net Worth............................36

        7.2     Conditions Precedent to Obligations of the Shareholder
                and the Sellers...............................................36

                7.2.1   Representations, Warranties and Covenants.............36
                7.2.2   Secretary's Certificate...............................36
                7.2.3   Closing Documents.....................................36


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                7.2.4   Governmental Consents or Approvals....................37
                7.2.5   No Adverse Proceedings................................37
                7.2.6   Purchaser Material Adverse Effect.....................37
                7.2.7   Opinion of Purchaser's Counsel........................37
                7.2.8   Escrow Agreement......................................37

ARTICLE VIII. DOCUMENTS TO BE DELIVERED AT THE CLOSING........................37

        8.1 Documents to be Delivered by the Shareholder and the Sellers......37

                8.1.1   Transfer Documents....................................37
                8.1.2   Certified Resolutions.................................37
                8.1.3   Closing Statement.....................................37
                8.1.4   Employment Agreements.................................37
                8.1.5   Severance Agreements..................................38
                8.1.6   Subordination Agreement...............................38
                8.1.7   Indemnification Agreement.............................38
                8.1.8   Tax Certificates......................................38
                8.1.9   FIRPTA................................................38
                8.1.10  Good Standing Certificates............................38
                8.1.11  Lien Searches.........................................38
                8.1.12  Right of First Refusal Agreement......................38
                8.1.13  Consent to Adoption of 401(k) Plan....................38
                8.1.14  Other Documents.......................................38

        8.2 Documents to be Delivered by Purchaser............................38

                8.2.1   Purchase Price........................................39
                8.2.2   Assumption Agreement..................................39
                8.2.3   Certified Resolutions.................................39
                8.2.4   Good Standing Certificates............................39
                8.2.5   Employment Agreements.................................39
                8.2.6   Severance Agreements..................................39
                8.2.7   Registration Rights Agreement.........................39
                8.2.8   Indemnification Agreement.............................39
                8.2.9   Consent to Adoption of 401(k) Plan....................39
                8.2.10  Other Documents.......................................39

ARTICLE IX. POST-CLOSING COVENANTS............................................39

        9.1 Employees; Employee Benefits Plans................................39

                9.1.1   Offers of Employment..................................40
                9.1.2   Benefit Plans.........................................40
                9.1.3   Employee Withholding..................................40

        9.2 Discharge of Business Obligations.................................40

        9.3 Maintenance of Books and Records..................................41

        9.4 Payments Received.................................................41

        9.5 Use of Name.......................................................41


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        9.6 UCC Matters.......................................................42

        9.7 Financial Statements..............................................42

        9.8 PostClosing Confidentiality.......................................42

        9.9 PostClosing Notifications.........................................42

        9.10 Certain Tax Matters..............................................42

                9.10.1  Transfer Taxes and Property Taxes.....................42
                9.10.2  Certain Sales Taxes...................................43
                9.10.3  Indemnity For Taxes...................................43

        9.11 Insurance........................................................43

        9.12 Subordination Agreements.........................................43

        9.13 SEC Filings......................................................43

        9.14 Limitations on the Issuance of Purchaser Common Stock............44

        9.15 Dealings with Sellers' Agents....................................44

        9.16 Transfer of 401(k) Plan..........................................44

        9.17 Adoption of 401(k) Plan..........................................44

ARTICLE X. LIQUIDATION OF SELLERS AND SHAREHOLDER.............................44

        10.1 Plans of Liquidation.............................................44

        10.2 No Operations....................................................45

ARTICLE XI. MISCELLANEOUS PROVISIONS..........................................45

        11.1 Specific Performance.............................................45

        11.2 Notices..........................................................45

        11.3 Expenses.........................................................46

        11.4 Successors and Assigns...........................................46

        11.5 Waiver...........................................................47

        11.6 Entire Agreement.................................................47

        11.7 Amendments and Supplements.......................................47

        11.8 Rights of the Parties............................................48

        11.9 Brokers..........................................................48

        11.10 Further Assurances..............................................48

        11.11 Governing Law...................................................48

        11.12 Severability....................................................48

        11.13 Counterparts....................................................48

        11.14 Titles and Headings.............................................48


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        11.15 Passage of Title and Risk of Loss...............................48

        11.16 Certain Interpretive Matters and Definitions....................48

        11.17 Bulk Sales......................................................49

        11.18 Termination.....................................................49


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EXHIBIT AND DISCLOSURE SCHEDULE LIST
------------------------------------

Exhibit A                   Form of Escrow Agreement
Exhibit B                   Form of Promissory Note
Exhibit C                   Form of Opinion of Sellers' Counsel
Exhibit D                   Form of Opinion of Purchaser's Counsel
Exhibit E-1                 Form of Thomas Flink Employment Agreement
Exhibit E-2                 Form of Mark Johnson Employment Agreement
Exhibit E-3                 Form of Jim Jones Employment Agreement
Exhibit E-4                 Form of Greg Galanos Employment Agreement
Exhibit E-5                 Form of Marc Mangus Severance Agreement
Exhibit E-6                 Form of Dean Maire Severance Agreement
Exhibit E-7                 Form of Shawn Peterson Severance Agreement
Exhibit E-8                 Form of David Covington Severance Agreement
Exhibit E-9                 Form of Dorothy Cannella Severance Agreement
Exhibit F                   Form of Subordination Agreement
Exhibit G                   Form of Right of First Refusal Agreement
Exhibit H                   Form of Registration Rights Agreement
Exhibit I                   Written Commitments
Exhibit J                   Indemnification Agreement


Schedule 1.1.1              Accounts Receivable
Schedule 1.1.3              Inventories
Schedule 1.1.2              Acquired Contracts
Schedule 1.1.6              Intellectual Property
Schedule 1.1.8              Governmental Permits
Schedule 1.2.6              Intercompany Agreements
Schedule 1.2.8              Other Excluded Assets
Schedule 5.1.1              Qualified States; Good Standing
Schedule 5.1.4              Required Consents
Schedule 5.1.9              Absence of Undisclosed Liabilities
Schedule 5.1.11(a)          Contracts
Schedule 5.1.11(b)          Contract Consents
Schedule 5.1.12             Title to Assets (Liens)
Schedule 5.1.13             Intellectual Property Liens/Actions/Claims
Schedule 5.1.15(b)          Real Property Leases
Schedule 5.1.16             Insurance
Schedule 5.1.18             Customers and Suppliers
Schedule 5.1.19(a)          Labor Agreements
Schedule 5.1.19(b)          List of Employees and Compensation Agreements;
                            Years of Service
Schedule 5.1.19(c)          Union Matters
Schedule 5.1.19(d)          Labor Matters, Employment Policies
Schedule 5.1.20(a)          Employee Benefit Plans
Schedule 5.1.20(e)          Employee Benefit Plan Defaults and Investigations


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Schedule 5.1.21             Litigation
Schedule 5.1.22             Affected Permits
Schedule 5.1.23             Environmental Matters
Schedule 5.1.24             Taxes
Schedule 5.1.25(b)          Affiliated Transactions
Schedule 5.1.26             Guarantees and Warranties
Schedule 5.1.29             Addresses of Business
Schedule 5.1.30             Commissions and Finder Fees
Schedule 5.1.31             Vehicle
Schedule 5.2.3              Purchaser Governmental Consents
Schedule 5.2.7              Purchaser Options and Warrants
Schedule 7.1.6              Third Party Consents


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                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into on the 1ST day of December, 2004, by and among Vector ESP, Inc., a Delaware corporation ("Vector ESP"), Vector ESP Management, Inc., a Delaware corporation ("Vector Management") (each of Vector ESP and Vector Management, a "Seller" and collectively, the "Sellers"), Vector Global Services, Inc. a Delaware corporation (the "Shareholder"), and MTM Technologies, Inc., a New York corporation ("Purchaser").

     WHEREAS, the Shareholder is the record and beneficial owner of all of the issued and outstanding capital stock of each of the Sellers;

     WHEREAS, the Sellers presently conduct the business of providing consulting services, information technology products, technology solutions, applications, messaging and collaboration products and services, remote connectivity and workforce mobility products and services (the "Business");

     WHEREAS, on the terms and subject to the conditions contained in this Agreement, the Sellers desire to sell, transfer, and assign to Purchaser, and Purchaser desires to purchase from the Sellers, all of the Purchased Assets (as hereinafter defined), following which, each Seller and the Shareholder will be liquidated and dissolved;

     WHEREAS, on the terms and subject to the conditions contained in this Agreement, the Sellers wish to assign to Purchaser, and Purchaser is willing to assume, the Assumed Liabilities (as defined in Section 2.1);

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, promises, and covenants herein contained, the parties hereto agree as follows:

                          ARTICLE I. PURCHASE OF ASSETS
                                     ------------------

     1.1 Purchase and Sale of Assets. On the terms and subject to the conditions hereof, at the Closing (as defined in Section 4.1), the Sellers will sell, transfer, convey, assign, and deliver to Purchaser, and Purchaser will purchase and accept, all right, title, and interest of each of the Sellers, in and to all rights, properties, and assets of every kind, character, and description, wherever located and whether tangible or intangible, real or personal, or fixed or contingent, of each of the Sellers used or useful in connection with the conduct of the Business or otherwise arising out of the conduct of the Business, in each case free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions, and encumbrances of any nature, including licenses, pledges, defect or objection liens, conditional and installment sales agreements, easements, encroachments, or restrictions of any kind and other title or interest retention arrangements, reservations, or limitations of any nature whatsoever (collectively, "Liens") except Permitted Liens (as hereinafter defined), including the rights, properties, and assets described in this Section 1.1, all as they exist on the Closing Date (collectively, the "Purchased Assets") but not including the Excluded Assets (as hereinafter defined):


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          1.1.1 Accounts Receivable. All accounts or notes receivable of, and any other amounts due to, the Sellers arising out of the operation of the Business, including such of the foregoing as are listed on Schedule 1.1.1;

          1.1.2 Contract Rights. All rights and incidents of interest as of the date hereof in and to all contracts, agreements, leases, licenses, joint ventures, purchase orders (as vendor or purchaser), commitments, and other agreements and arrangements, whether oral or written of the Sellers used or useful in the Business (collectively, "Contracts"), including such of the foregoing as are described on Schedule 1.1.2;

          1.1.3 Inventories and Stores and Supplies. All raw materials, components, work-in-process, finished products, packaging materials, stores and supplies, spare parts, and samples (collectively, "Inventories"); including a schedule of Inventories held for sale as are listed on Schedule 1.1.3

          1.1.4 Tangible Personal Property. All machinery and equipment, maintenance parts, furniture, fixtures, vehicles, leasehold improvements, and all other tangible personal property, wherever located (collectively, the "Tangible Personal Property");

          1.1.5 Manufacturers' and Vendors' Warranties. All rights under manufacturers' and vendors' warranties relating to items included in the Purchased Assets and all similar rights against third persons relating to items included in the Purchased Assets;

          1.1.6 Intellectual Property. All right, title, and interest in and to all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses, know-how licenses, trade names, trademarks, registered copyrights, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications, owned or used by the Sellers in the operation of the Business, including those listed or described on Schedule 1.1.6, and all trade secrets, technical knowledge, know-how, and other confidential proprietary information and related ownership, use, and other rights of the Sellers (collectively, the "Intellectual Property");

          1.1.7 Real Property. The rights and incidents of interests of Seller as lessee in and to all real property leases (the "Real Property Leases") listed or described on Schedule 5.1.15(b) in accordance with Section 5.1.15(b), and all of the Sellers' rights as of the Closing in all of the structures, fixtures, and improvements located thereon (the "Leased Real Property" or, the "Real Property");

          1.1.8 Governmental Licenses, Permits, and Approvals. All rights and incidents of interest of the Sellers in and to all licenses, permits, franchises, authorizations, orders, registrations, certificates, variances, approvals, and similar rights (collectively, "Permits") issued by any domestic or foreign court, government, governmental agency, authority, entity, or instrumentality ("Governmental Entity") that relate primarily to the Business, including such of the foregoing as are listed in Schedule 1.1.8;

          1.1.9 Books and Records. All the books and records of the Sellers, including all books and records relating to employees, the purchase of materials, supplies, and services, financial, accounting, and operations matters, product, research and development, manufacture and sale of products,


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and all customer and vendor lists relating to the operation of the Business and all files and documents (including credit information) relating to customers and vendors of the Business (provided that the Sellers may keep duplicate copies of any records required to be retained by the Sellers under applicable Law);

          1.1.10 Sellers' Names. All of the Sellers' rights to names containing the word "Vector" or any derivative thereof;

          1.1.11 Prepaid Items. All prepaid items, deposits, costs, and fees ("Prepaid Items");

          1.1.12 Insurance. All contracts of insurance of the Sellers ("Insurance Contracts");

          1.1.13 401(k) Plan. The rights and interests in and to the Vector ESP, Inc. 401(k) Plan (the "401(k) Plan"); and

          1.1.14 Miscellaneous Assets. Except for Excluded Assets (as hereinafter defined), such other rights, properties, and assets owned by the Sellers, wherever located, that are reflected on the Interim Balance Sheet (as defined in Section 5.1.6) or were acquired subsequent to the Interim Balance Sheet Date (as defined in Section 5.1.6) and that, in either such case, have not been sold or otherwise disposed of in the ordinary course of business since the Interim Balance Sheet Date.

     1.2 Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, the following rights, properties, and assets (collectively, the "Excluded Assets") will not be included in the Purchased Assets:

          1.2.1 Ordinary Course of Business Dispositions. All of the accounts receivable or Inventories which have been collected, sold, transferred, consumed, or otherwise disposed of by the Sellers prior to the Closing;

          1.2.2 Contracts Terminated in the Ordinary Course of Business. All Contracts that have terminated or expired prior to the Closing;

          1.2.3 Corporate Documents. Each Seller's corporate seal, minute books, charter documents, corporate stock record books, and such other books and records as pertain to the organization, existence, or share capitalization of such Seller and duplicate copies of such records included in the Purchased Assets as are necessary to enable such Seller to file its tax returns and reports or as are otherwise required to be retained by such Seller under applicable Law, and any other records or materials relating to such Seller generally and not involving or relating to the Purchased Assets or the operation or operations of the Business;

          1.2.4 Employee Benefit Plans. Except for the 401(k) Plan, each and every other Employee Benefit Plan (as hereinafter defined) and any and all assets and related trusts thereof;


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          1.2.5 Tax Refunds. Except with respect to Transfer Tax and any other
Tax paid by Purchaser as provided in Sections 9.10.1 and 9.10.2, each of the Sellers' rights to receive any refund attributable to, or right of offset against, any Taxes (as hereinafter defined);

          1.2.6 Intercompany Agreements. Except as listed in Schedule 1.2.6, all Contracts entered into prior to the Closing Date between or among the Shareholder, the Sellers, or any Affiliate of any of the foregoing;

          1.2.7 Rights under this Agreement. Each of the Sellers' rights arising out of or relating to this Agreement or the transactions contemplated hereby; and

          1.2.8 Cash; Cash and Stock Consideration; Other Excluded Assets. All of the Seller's cash and cash equivalents in transit, on hand and/or in banks ("Cash"), the Cash Consideration, the Note Consideration and the Stock Consideration and any right, property, or asset which is described on Schedule 1.2.8.

     1.3 Nonassignable Contracts and Permits.

          1.3.1 Nonassignability. Without limiting or otherwise affecting the rights of Purchaser pursuant to the Indemnification Agreement, to the extent that any Contract, Insurance Contract or Permit to be assigned pursuant to the terms of Sections 1.1.2, 1.1.8 or 1.1.12 is not capable of being assigned (each, a "Nonassignable Contract, Insurance Contract or Permit"), without the consent, approval, or waiver of any Person (including a Governmental Entity), or if such assignment or attempted assignment would constitute a breach thereof or a violation of any applicable foreign or United States federal, state, or local law, statute, ordinance, regulation, order, writ, injunction, or decree ("Law"), nothing in this Agreement will constitute an assignment or require the assignment thereof prior to the time at which all consents, approvals, and waivers necessary for such assignment shall have been obtained.

          1.3.2 Sellers to Use Best Efforts. Notwithstanding anything contained in this Agreement to the contrary, the Sellers will not be obligated to assign to Purchaser, any of their respective rights or obligations in, to, or under any of the Nonassignable Contracts, Insurance Contracts or Permits without first having obtained all consents, approvals, and waivers necessary for such assignment; provided, however, that the Sellers shall use their best efforts to obtain all such consents, approvals, and waivers prior to and, if the Closing occurs, after the Closing Date; and provided, further, that the Sellers shall not be required to make any payments in connection with any such assignment (other than in respect of obligations due on or before the Closing Date under any such Contract, Insurance Contract or Permit).

          1.3.3 If Waivers or Consents Cannot Be Obtained. To the extent and for so long as all consents, approvals, and waivers required for the assignment of any Nonassignable Contracts, Insurance Contracts or Permits shall not have been obtained by the Sellers, the Sellers shall use their best efforts to, (a) provide to Purchaser the financial and business benefits of any such Nonassignable Contract, Insurance Contract or Permit and (b) enforce, at the request of Purchaser, for the account and at the expense of Purchaser, any rights of the Sellers arising from any such Nonassignable Contract, Insurance Contract or Permit (including the right to elect to terminate in accordance with


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the terms thereof upon the advice of Purchaser). Following the Closing, the
Sellers shall not terminate, modify, or amend any Nonassignable Contract, Insurance Contract or Permit without Purchaser's prior written consent.

                      ARTICLE II. ASSUMPTION OF LIABILITIES
                                  -------------------------

     2.1 Assumed Liabilities. As of the Closing, Purchaser will assume and thereafter in due course pay and fully satisfy, as and when the same shall become due and payable, the following liabilities and obligations (the "Assumed Liabilities") and no other liabilities or obligations:

          (a) all liabilities and obligations of the Sellers in respect of the Business existing as of the Interim Balance Sheet Date, but only if and to the extent that the same are accrued or specifically reserved for on the Interim Balance Sheet and remain unpaid and undischarged on the Closing Date;

          (b) all liabilities and obligations of the Sellers in respect of the Business arising in the regular and ordinary course of the conduct of the Business consistent with past practice between the Interim Balance Sheet Date and the Closing Date, to the extent that the same remain unpaid and undischarged on the Closing Date;

          (c) all liabilities and obligations of the Sellers in respect of the Contracts described in Section 1.1.2 except that Purchaser shall not assume or agree to pay, discharge, or perform any:

               (i) liabilities or obligations of the aforesaid character existing as of the Interim Balance Sheet Date and which under GAAP (as hereinafter defined) should have been accrued or reserved for on a balance sheet or the notes thereto as a liability or obligation, if and to the extent that the same were not accrued or reserved for on the Interim Balance Sheet;

               (ii) liabilities and obligations under any Nonassignable Contract, Insurance Contract or Permit, except to the extent Purchaser has realized the corresponding financial and business benefits and other rights thereunder as contemplated by Section 1.3.3;

               (iii) liabilities or obligations arising out of any breach by either of the Sellers of any provision of any contract referred to in this Section 2.1(c), including liabilities or obligations arising out of either of the Sellers' failure to perform any contract in accordance with its terms prior to the Closing;

          (d) all liabilities and obligations for accrued but unpaid salary, wages, bonuses awarded in the ordinary course of business, commissions, and accrued vacation and sick pay of Transferred Employees (as defined in Section 9.1.1) for, or accrued through the end of, the pay period during which the Closing Date occurs other than any such liabilities and obligations that constitute Retained Liabilities under Section 2.2(g) and severance pay for employees of the Sellers terminated by a Seller before the Closing at the request of Purchaser. and

          (e) all liabilities and obligations of the Sellers in respect of the 401(k) Plan.

     2.2 Retained Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Purchaser does not assume or agree to pay, satisfy, discharge, or perform, and will not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the Closing pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge, or perform, any liability, obligation, or indebtedness of the Sellers, whether primary or secondary, direct or indirect, other than the Assumed Liabilities. The Sellers will retain and pay, satisfy, discharge, and perform in accordance with the terms thereof, all liabilities and obligations other than the Assumed Liabilities to the extent specifically provided in
Section 2.1, including those set forth below (such liabilities and obligations retained by the Sellers being referred to herein as the "Retained Liabilities"):

          (a) all liabilities or obligations of the Sellers or any predecessor or Affiliate thereof which relate to any of the Excluded Assets;

          (b) except as set forth in Sections 9.10.1 and 9.10.2 and notwithstanding anything contained in Section 2.1(a) to the contrary, all liabilities or obligations of the Sellers or any predecessor or Affiliate thereof for or relating to Taxes, whether relating to or arising out of the Business, the Purchased Assets or otherwise, fixed or contingent, disclosed or undisclosed ("Retained Taxes");

          (c) except as specifically set forth in Section 9.7, all liabilities or obligations of the Sellers arising out of or relating to this Agreement or the transactions contemplated hereby (including any prior efforts to sell or otherwise dispose of the Purchased Assets or the Business or any portion thereof), and all liabilities or obligations for any legal, accounting, investment banking, brokerage, or similar fees or expenses incurred by the Sellers in connection with, resulting from, or attributable to, the transactions contemplated by this Agreement;

          (d) all liabilities or obligations for any indebtedness for borrowed money incurred with respect to the Business prior to the Closing Date;

          (e) all liabilities and obligations of the Sellers or any predecessor or Affiliate of the Sellers resulting from, caused by, or arising out of, directly or indirectly, the conduct of the Business or ownership or lease of any of the Purchased Assets or any properties or assets previously used in the Business at any time prior to or on the Closing Date and that constitute, may constitute, or are alleged to constitute a tort, breach of contract, or violation or requirement of any Law of any Governmental Entity, or which relate to, result in, or arise out of, the existence or imposition of any liability or obligation to remediate or contribute or otherwise pay any amount under or in respect of any environmental, superfund, or other environmental cleanup or remedial Laws, occupational safety and health Laws, or other Laws;

          (f) all claims for severance, other employee benefits (including benefits mandated by Law), or other compensation or damages by or on behalf of any employees (present or former), agents, or independent contractors of the Sellers or by or on behalf of any Governmental Entity in respect of employees (present or former), agents, or independent contractors of the Sellers involving any alleged employment loss, violation of any Law, or termination of employment actually or constructively (by operation of Law or pre-existing contract, including any liability for severance), all liabilities and obligations of the Sellers or any predecessor or Affiliate of the Sellers with respect to employees (present or former), agents, or independent contractors of the Sellers under any Employee Benefit Plan, except for the 401(k) Plan, or in respect of payments for unemployment compensation or unemployment insurance, all liabilities and obligations with respect to physical, mental, or other health conditions of employees (present or former), agents, or independent contractors of the Sellers existing prior to or at the Closing and all other obligations in respect of employees (present or former), agents, or independent contractors of the Sellers relating to periods of employment ending on or prior to the Closing Date and all other obligations in respect of employees (present or former), agents or independent contractors of the Sellers relating to periods of employment ending on or prior to the Closing Date, but excluding, accrued but unpaid salary, wages, bonuses awarded in the ordinary course of business, commissions and accrued vacation and sick pay of Transferred Employees (or employees of the Sellers terminated by a Seller before the Closing at the request of Purchaser) that constitute Assumed Liabilities under Section 2.1(d); and

          (g) all liabilities and obligations of the Sellers or the Shareholder with respect to retention bonuses or transaction fees payable in respect of the transactions contemplated hereby to management or other employees of the Sellers or the Shareholder prior to, at or after the Closing.

                          ARTICLE III. PURCHASE PRICE
                                       --------------

     3.1 Purchase Price.

          (a) In addition to assuming the Assumed Liabilities, and subject to adjustment as provided in Section 3.1(b), Purchaser will pay for the Purchased Assets and the covenants of the Shareholder and the Sellers included herein, an aggregate purchase price consisting of (i) $16,833,333.33 in cash (the "Cash Consideration"), (x) $15,833,333.33 of which shall be paid on the Closing Date by wire transfer of immediately available funds to such account as shall have been designated by the Sellers to Purchaser prior to the Closing; and (y) $1,000,000 (the "Cash Deposit") which shall be paid on the Closing Date to JPMorgan Chase Bank, as escrow agent (the "Escrow Agent"), to be held and distributed pursuant to the terms of the Escrow Agreement to be executed by and among the Sellers, Purchaser, and the Escrow Agent in the form of Exhibit A attached hereto (the "Escrow Agreement"), (ii) certificates representing an aggregate number of shares (the "Stock Consideration") of the Purchaser's common stock, $.001 par value per share ("Purchaser Common Stock"), determined by dividing $2,000,000 by the greater of (A) the weighted average trading price of Purchaser Common Stock for the 20 business days ending immediately prior to the Closing Date and (B) $2.15, of which (x) an aggregate number of shares of Purchaser Common Stock determined by dividing $340,000 by the greater of (A) the weighted average trading price of Purchaser Common Stock for the 20 business days ending immediately prior to the Closing Date and (B) $2.15, shall be deposited with the Escrow Agent to be held and distributed pursuant to the terms of the Escrow Agreement, and
     (y) the balance shall be issued and delivered to the Shareholder as soon as practicable after the Closing Date, and (iii) a non-interest bearing promissory note in the principal amount of $666,666.66 and in the form of Exhibit B attached hereto, to be issued and delivered by the Purchaser to the Shareholder on the Closing Date (the "Note Consideration" and together with the Cash Consideration and Stock Consideration, and any amounts paid under Section 3.2, the "Purchase Price"). By their execution of this Agreement, and in furtherance of their respective Plans of Liquidation (as hereinafter defined), each Seller hereby authorizes and directs the Purchaser to pay its allocable share of the total Purchase Price for all of the Purchased Assets to the Shareholder.

          (b) (i) The Sellers and the Shareholders shall prepare and deliver to Purchaser on the Closing Date a statement (the "Closing Statement") setting forth in reasonable detail an estimated calculation of the Tangible Net Worth of the Business as of the Closing Date. As used in this Agreement, "Tangible Net Worth" means the sum of the respective net book values of the Purchased Assets, minus the sum of (i) the amount of Assumed Liabilities and (ii) goodwill (in the case of both (i) and (ii), determined on a basis consistent with the Interim Balance Sheet). If Tangible Net Worth, as estimated as of the Closing Date in the Closing Statement, is less than $500,000, then the Cash Consideration shall be reduced by an amount equal to the amount of the deficiency.

               (ii) Within 45 days after the Closing Date, Purchaser shall prepare and deliver to the Sellers and the Shareholder a statement (the "Post-Closing Statement") setting forth in reasonable detail a calculation of the actual Tangible Net Worth of the Business as of the Closing Date. The Post-Closing Statement shall be final and binding on the Shareholder and the Sellers unless within 20 business days following the date of delivery of the Post-Closing Statement, the Shareholder notifies Purchaser in writing (a "Section 3.1 Objection Notice") that it does not accept as correct the calculation of Tangible Net Worth as reflected in the Post-Closing Statement. If (x) the Shareholder timely delivers a Section 3.1 Objection Notice to Purchaser and (y) within five business days of the receipt of such
          Section 3.1 Objection Notice, such calculation of Tangible Net Worth can not be established by agreement between the Chief Executive Officer of the Purchaser and a representative of the Sellers and the Shareholder, then, the Shareholder and Purchaser shall respectively instruct Ernst & Young LLP ("Ernst & Young") and Goldstein Golub Kessler LLP ("GGK") to attempt to reach mutual agreement as to the calculation of Tangible Net Worth made in the Post-Closing Statement. If within ten Business Days after the matter has been referred to such accounting firms, they have not reached agreement as to the calculation of actual Tangible Net Worth, then Ernst & Young and GGK shall be promptly instructed by the Shareholder and Purchaser, respectively, to designate a third accounting firm of nationally recognized standing, which (acting as experts and not as arbitrators) shall be instructed to make, as soon as practicable after the matter is referred to such firm, the calculation of actual Tangible Net Worth as of the Closing Date. The determination of actual Tangible Net Worth by such third accounting firm shall be final, conclusive and binding on the Shareholder, the Sellers and Purchaser.

               (iii) Once the calculation of Tangible Net Worth has been finally determined under Section 3.1(b)(ii), then the Purchase Price shall be either adjusted if no previous adjustment was made based on the Closing Statement, or readjusted if a previous adjustment was made based on the Closing Statement, so that the Purchase Price will be reduced by the amount by which Tangible Net Worth as finally determined under this Section 3.1(b) shall be less than $500,000. Final settlement of any adjustment or readjustment shall be made in cash within five business days of the date Tangible Net Worth has been finally determined under this Section 3.1(b). If the actual Tangible Net Worth is less than the Tangible Net Worth set forth in the Closing Statement, then the Sellers and the Shareholder, jointly and severally, shall pay the Purchaser cash in an amount equal to the difference between the Tangible Net Worth set forth in the Closing Statement and the actual Tangible Net Worth. If the actual Tangible Net Worth is more than the Tangible Net Worth set forth in the Closing Statement, then the Purchaser shall pay the Shareholder cash in an amount of the difference between (a) the lesser of $500,000 and the actual Tangible Net Worth and (b) the Tangible Net Worth set forth in the Closing Statement.

               (iv) Each party shall pay the fees of its own accounting firm in connection with the determination of Tangible Net Worth, and the fees of any third accounting firm engaged for such purpose shall be paid one-half by the Shareholder and one-half by Purchaser.

          (c) Subject to the Purchaser's obligations pursuant to the Registration Rights Agreement (as hereinafter defined), all shares of Purchaser Common Stock delivered under this Agreement shall be unregistered shares pursuant to a private placement of Purchaser Common Stock and shall contain the following legend:

"THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.

THE ISSUER IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS AND TO ISSUE SHARES IN MORE THAN ONE SERIES OF AT LEAST ONE CLASS. THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS,

DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON THE TRANSFER THEREOF PURSUANT TO A REGISTRATION RIGHTS AND LOCKUP AGREEMENT WITH THE ISSUER AND TO THE RIGHT OF THE ISSUER TO REPURCHASE SUCH SHARES PURSUANT TO A RIGHT OF FIRST REFUSAL AGREEMENT.

     3.2 Additional Purchase Price.

          (a) If the EBITDA attributable to the Business during the period beginning on the later of January 1, 2005 and the Closing Date and ending on the date one year thereafter (the "Earnout Period") equals or exceeds $2,975,000, then, as additional consideration for the Purchased Assets, Purchaser shall issue to the Shareholder a certificate representing the number of shares of Purchaser Common Stock determined by (x) dividing $3,000,000 by the greater of (A) the weighted average trading price of Purchaser Common Stock for the 10 business days immediately preceding the end of the Earnout Period and (B) $2.75 and (y) multiplying such amount by a fraction, the numerator of which shall equal the EBITDA of the Business for the year ending on the last day of the Earnout Period and the denominator of which shall equal $3,500,000 (the amounts payable to Seller pursuant to this Section 3.2(a), the "Seller Earnout Consideration"); provided, however, that in no event shall the value of the Seller Earnout Consideration exceed $3,000,000 (determined in accordance with Sections 3.2(a)(x) and (y)). As used herein the term "EBITDA" means net income as determined in accordance with GAAP applied in a manner consistent with the application of those principles in the Interim Balance Sheet before giving effect to (i) any applicable interest income or expense, (ii) any income tax provision or benefit and (iii) any applicable depreciation and amortization expense; provided, however, that net income for purposes of computing EBITDA shall (x) reflect general and administrative expenses and similar corporate overhead expenses, in the amount of $5,552,733, regardless of the actual amount thereof and (y) not include deductions for any one-time or recurring charges to income in respect of integration costs.

          (b) No later than 90 days after the end of the Earnout Period, the Purchaser shall provide the Sellers with a written calculation of the EBITDA attributable to the Business as of such Earnout Period. In the event that the calculation of the EBITDA for the Earnout Period is the subject of a dispute between the Sellers and Purchaser and such amount can not be established by agreement between the Chief Executive Officer of the Purchaser and a representative of the Sellers and the Shareholder, then the Sellers and Purchaser shall respectively retain the services of Ernst & Young and GGK to attempt to mutually determine EBITDA for such Earnout Period. If within ten business days after the matter has been referred to such accounting firms, they have not reached agreement as to all disputed calculations, then the two firms shall promptly be instructed by the Shareholder and Purchaser, respectively, to designate a third accounting firm of nationally recognized standing, which (acting as experts and not as arbitrators) shall be instructed to make, as soon as practicable after the matter is referred to such firm, the calculation of EBITDA for the Earn-Out Period. Any and all expenses incurred in connection with the retention of GGK and Ernst & Young shall be borne by the party engaging them. Any expenses of any such third accounting firm shall be paid by the Purchaser and the Shareholder equally. The certificates representing the Seller Earnout Consideration shall be delivered to the Sellers on the 90th day following the end of the Earnout Period; provided, however, that if there is a dispute regarding the calculation of the EBITDA, such certificates shall be delivered to the Sellers promptly following the resolution of such dispute in accordance with this Section 3.2(b).

     3.3 Allocation of Purchase Price. The Purchase Price (including, for purposes of this Section 3.3., the Assumed Liabilities) shall be allocated between the Sellers and among the Purchased Assets in accordance with the requirements of Section 1060 of the Code and any comparable provisions of state or local Tax law, as appropriate. The Sellers and Purchaser shall timely agree upon the allocation of the portion of the Purchase Price (including the Assumed Liabilities) for the Purchased Assets to be paid at Closing and, thereafter, shall agree upon the allocation of any portion of the Purchase Price paid pursuant to Section 3.2 or pursuant to the Escrow Agreement promptly following payment thereof, and as otherwise required by law (the "Allocation"). Purchaser and each Seller shall, and shall cause their respective Affiliates to, prepare and timely file all Tax Returns (as hereinafter defined) (including IRS Form
8594) in a manner consistent with the Allocation and shall not in connection with the filing of such Tax Returns or in connection with any audit, examination or other proceeding, take any position contrary thereto or inconsistent therewith. Purchaser and each Seller shall, and shall cause their respective Affiliates to, consult with each other with respect to all issues related to such Allocation in connection with any Tax audit, controversy, or litigation. Notwithstanding any other provision of this Agreement, the provisions of this
Section 3.3 shall survive the Closing indefinitely.

                            ARTICLE IV. THE CLOSING
                                        -----------

     4.1 Date of Closing. The consummation of the purchase and sale of the Purchased Assets contemplated hereby (the "Closing") shall take place at the offices of Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York 10022, promptly upon the satisfaction or waiver of the closing conditions set forth in
Article VII, or on such other date and at such other time as the Sellers and Purchaser may mutually agree upon in writing. The date on which the Closing is effected is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Article VIII.

                   ARTICLE V. REPRESENTATIONS AND WARRANTIES
                              ------------------------------

     5.1 Representations and Warranties of the Sellers and the Shareholder. Each Seller and the Shareholder, jointly and severally, makes the following representations and warranties to Purchaser, each of which is true and correct as of the date hereof and shall be unaffected by any investigation heretofore or hereafter made by Purchaser.

          5.1.1 Organization. Each Seller and the Shareholder is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each Seller has the requisite corporate power and authority to own, lease, or otherwise hold the Purchased Assets owned, leased, or otherwise held by it and to carry on the Business as presently conducted by it. The Shareholder has the requisite corporate power and authority to carry on the Business as presently conducted. The Sellers have no Subsidiaries. The Sellers are the direct Subsidiary of the Shareholder. With the exception of the Sellers, each other Subsidiary of the Shareholder does not (i) own, lease or otherwise hold any assets, (ii) have any liabilities or obligations to any Person, (iii) have any employees or (iv) conduct any operations.

          5.1.2 Good Standing. Each Seller and the Shareholder is in good standing and duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or conduct of its business activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" shall mean any event, circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a material adverse effect (i) on the Purchased Assets or on the financial condition, financial projections, or results of operations of the Business taken as a whole or (ii) on the ability of such Seller or the Shareholder to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby. The states in which each Seller and the Shareholder is so qualified are listed on Schedule 5.1.1.

          5.1.3 Authorization and Effect of Agreement. Each Seller and the Shareholder has the requisite corporate power to execute and deliver this Agreement and the other agreements to be entered into by it pursuant to this Agreement (the "Seller Ancillary Documents") and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by each Seller and the Shareholder of this Agreement and the Seller Ancillary Documents and the performance by it of the transactions contemplated hereby and thereby to be performed by it have been duly authorized by all necessary corporate and shareholder action on the part of each such Seller and the Shareholder. This Agreement and each Seller Ancillary Document have been duly executed and delivered by duly authorized officers of each such Seller and the Shareholder and, assuming the due execution and delivery of this Agreement and, as applicable, any Seller Ancillary Document, by Purchaser, constitutes a valid and binding obligation of each such Seller and the Shareholder enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.1.4 No Restrictions Against Sale of the Purchased Assets; Required Consents. The execution and delivery of this Agreement and each Seller Ancillary Document by each Seller and the Shareholder does not, and the performance by each Seller and the Shareholder of the transactions contemplated hereby or thereby to be performed by any of them will not (a) conflict with or violate any provision of the articles or certificate of incorporation or by-laws (or other organizational documents) of each such Seller and the Shareholder, (b) except as set forth on Schedule 5.1.4, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a benefit under, any provision of any Contract or Permit to which each such Seller and/or the Shareholder is a party or by which it or any of its properties are bound, (c) constitute a violation of any Law applicable to each such Seller or the Shareholder or the Purchased Assets, or
(d) result in the creation of any Lien (other than any Permitted Lien) upon any of the Purchased Assets, except in the case of clauses (b) or (c) above, for such conflicts, violations, breaches, defaults, accelerations, terminations, modifications, or cancellations that would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required to be obtained or made by or with respect to any such Seller or the Shareholder in connection with the execution and delivery of this Agreement or any Seller Ancillary Document by either Seller or the Shareholder or the performance by any such Seller or the Shareholder of the transactions contemplated hereby to be performed by it, except for such of the foregoing as are listed or described on Schedule 5.1.4.

          5.1.5 No Third Party Options. There are no existing agreements with, options, or rights of, or commitments to any person to acquire any of the Purchased Assets or any interest therein, except for those contracts entered into in the normal course of business consistent with past practice with respect to the sale of Inventory and the provision of services by the Sellers and the Shareholder.

          5.1.6 Financial Statements. The Sellers and the Shareholder have delivered to Purchaser true and complete copies of the audited consolidated balance sheets of the Shareholder and its consolidated Subsidiaries (including the Sellers) at December 31, 2002 and 2003 and at September 30, 2004, and the related statements of operations, changes in shareholders' equity and accumulated deficit and cash flow for the fiscal years and interim period then ended, together with the opinion thereon of the Shareholder's independent public accounting firm (collectively, the "Financial Statements"). Such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and such balance sheets, including the related notes, fairly present in all material respects the consolidated financial position of the Shareholder and its consolidated Subsidiaries at the dates indicated and such consolidated statements of operations, changes in shareholders' equity and cash flows fairly present in all material respects the consolidated results of operations, changes in shareholders' equity and cash flows of the Shareholder and its consolidated Subsidiaries for the periods indicated. References in this Agreement to the "Interim Balance Sheet" shall mean the balance sheet of the Business as of September 30, 2004 referred to above, and references in this Agreement to the "Interim Balance Sheet Date" shall be deemed to refer to September 30, 2004.

          5.1.7 Accounts Receivable. The accounts receivable of each Seller and the Shareholder arising from the Business as set forth on the Interim Balance Sheet or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practice; and, to the knowledge of the Seller and the Shareholders, are not subject to valid defenses, set-offs, or counterclaims. The allowance for collection losses on the Interim Balance Sheet has been determined in accordance with GAAP consistent with past practice.

          5.1.8 Inventory. All Inventory of the Sellers and the Shareholder used in the conduct of the Business, including raw materials, work-in process, and finished goods, reflected on the Interim Balance Sheet or acquired since the date thereof was acquired and has been maintained in the ordinary course of the Business; is of good and merchantable quality; consists substantially of a quality, quantity, and condition usable, leasable, or saleable in the ordinary course of the Business; is valued at the lower of cost or market; and is not subject to any write-down or write-off in each case except as reserved for on the Interim Balance Sheet. Neither of the Sellers is under any liability or obligation with respect to the return of Inventory in the possession of wholesalers, retailers, or other customers.

          5.1.9 Absence of Undisclosed Liabilities. Except as set forth in
Schedule 5.1.9, neither of the Sellers has any liabilities or obligations with respect to the Business except (a) those liabilities or obligations set forth on the Interim Balance Sheet and not heretofore paid or discharged, (b) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on Schedule 5.1.11(a) or not required to be disclosed because of the term or amount involved and (c) those liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date. For purposes of this Agreement, the term "liabilities" shall include, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation, or responsibility, whether fixed or contingent, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

          5.1.10 Books of Account. The books, records, and accounts of the Sellers maintained with respect to the Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of each Seller with respect to the Business. Neither of the Sellers has engaged in any transaction with respect to the Business, maintained any bank account for the Business, or used any of the funds of either of the Sellers in the conduct of the Business except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of the Business.

          5.1.11 Contracts and Commitments.

          (a) Except as described on Schedule 5.1.11(a), neither of the Sellers nor the Shareholder is a party to any written or oral:

               (i) employment or consulting Contract with an employee or former employee, director, agent, consultant, or similar representative;

               (ii) collective bargaining agreement with any labor union;

               (iii) Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third person which supplies services to any such Seller or the Shareholder, involving in excess of $37,500 individually or $125,000 in the aggregate;

               (iv) Contract to sell or supply products or to perform services in excess of $37,500 individually or $125,000 in the aggregate;

               (v) Contract for capital expenditures or the acquisition or construction of fixed assets involving in excess of $37,500 for any single project or in excess of $125,000 in the aggregate;

               (vi) Contract relating to cleanup, abatement, remediation, or other actions in connection with, or which result or may reasonably be expected to result in the incurrence of, Environmental Costs and Liabilities (as hereinafter defined);

               (vii) Contract granting to any Person a first-refusal, first-offer, or similar preferential right to purchase or acquire any of the Purchased Assets;

               (viii) any indenture, mortgage, loan, letter of credit, or other credit Contract under which any such Seller has borrowed or is entitled to borrow any money or issued any note, bond, indenture, or other evidence of indebtedness for borrowed money, or any indemnity, guarantee, or other contingent liability in respect of any indebtedness or obligation of any other Person;

               (ix) Contract with any manufacturer's representative, distributor, or other sales agent;

               (x) Contract under which either Seller is (A) a lessee of, or holds or uses, any material machinery, equipment, vehicle, or other tangible personal property owned by any other Person, (B) a lessor of, or makes available for use by any other Person, any material tangible personal property owned by either Seller, or (C) a lessee of, or holds or uses, any Leased Real Property;

               (xi) management service, investment advisory, investment banking, or other similar Contract;

               (xii) Contract limiting the freedom of either Seller to sell any products or services of any other Person, engage in any line of business, or to compete with or obtain products from any other Person;

               (xiii) Contract pursuant to which either Seller has agreed to indemnify or hold harmless any Person;

               (xiv) Contract with any officer, director, Affiliate, or stockholder of either Seller or with any holder of any securities convertible into or exchangeable or exercisable for any shares of capital stock of such Seller;

               (xv) Contract for any charitable or political contribution relating to the Business;

               (xvi) license, franchise, distributorship, or other Contract which relates in whole or in part to any software, patent, trademark, trade name, service mark, or copyright or to any ideas, technical assistance, or other know-how of or used by any either Seller in the conduct of the Business; or

               (xvii) material Contract relating to the Business not made in the ordinary course of business.

          (b) Each of the agreements, contracts, and other instruments, documents, and undertakings listed or required to be listed on Schedule 5.1.11(a), or not required to be listed therein because of the amount thereof, under which Purchaser is to acquire rights or obligations hereunder is valid and enforceable in accordance with its terms; each Seller is, and to the Shareholder's and the Sellers' respective knowledge all other parties thereto are, in compliance with the provisions thereof; neither Seller is, and to the Shareholder's and the Sellers' respective knowledge no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant, or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, no such agreement, contract, instrument, document, or undertaking, in the reasonable opinion of the Sellers and the Shareholder, contains any contractual requirement with which there is a reasonable likelihood the Sellers or any other party thereto will be unable to comply. Except as listed on Schedule 5.1.11(b), no written or oral agreement, contract, or commitment described or required to be described on
     Schedule 5.1.11(b) requires the consent of any party to its assignment in connection with the transactions contemplated hereby.

          5.1.12 Title to Assets. Except as listed or described on Schedule 5.1.12, the Sellers have, and following the Closing, Purchaser will have, good, valid, and transferable title to the Purchased Assets free and clear of all Liens, other than (a) Liens for Taxes, assessments, and other governmental charges which are not due and payable, and (b) mechanics', carriers', workmen's, repairmen's, and other like Liens arising or incurred in the ordinary course of business consistent with past practice. The items referred to in the immediately preceding sentence are herein referred to as "Permitted Liens."

          5.1.13 Intellectual Property. The Intellectual Property includes all of the intellectual property rights owned or licensed by the Sellers and used in the operation of the Business. Except as set forth on Schedule 5.1.13, the Sellers have good, transferable, and exclusive title to, and the valid and enforceable power and unqualified right to use, the Intellectual Property, free and clear of all Liens, and to transfer the same to Purchaser and no Person other than the Sellers has any right or interest of any kind or nature in or with respect to the Intellectual Property or any portion thereof or any rights to use, market, or exploit the Intellectual Property or any portion thereof. Except as set forth in Schedule 5.1.13, there are no pending, or to the knowledge of the Shareholder and the Sellers, threatened actions of any nature affecting the Intellectual Property. Schedule 5.1.13 lists all notices or claims currently pending or received by the Sellers or the Shareholder which claim infringement of any domestic or foreign letters patent, patent applications, patent licenses, software licenses, know-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how, or other confidential proprietary information. Except as set forth on Schedule 5.1.13, and to the knowledge of the Shareholder or the Sellers, no reasonable basis upon which any claim may be asserted against either Seller for infringement or misappropriation of any domestic or foreign letters patent, patents, patent applications, patent licenses, software licenses, know-how licenses, trade names, trademark registrations and applications, trademarks, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how, or other confidential proprietary information held or owned by another Person. All letters patent, registrations, and certificates issued by any Governmental Entity relating to any of the Intellectual Property and all licenses and other Contracts pursuant to which the Sellers use any of the Intellectual Property, are valid and subsisting, have been properly maintained. Neither Seller (nor to the knowledge of the Shareholder and the Sellers, any other Person), is in default or violation thereunder.

          5.1.14 Sufficiency and Condition of Assets. Except for the Cash, the Purchased Assets constitute all of the rights, properties, and assets of every kind, character, and description, wherever located and whether tangible or intangible, real or personal, or fixed or contingent, that are necessary to operate the Business as currently conducted by the Sellers. All the Purchased Assets are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform in all material respects to all applicable Laws and Permits relating to their construction, use, and operation. No Person other than the Sellers owns any equipment or other tangible assets or properties situated on the premises of the Sellers or necessary to the operation of the Business, and no Affiliate of either Seller is engaged in the conduct of the Business as now conducted.

          5.1.15 Real Property.

          (a) Owned Real Property. The Seller does not own any real property in fee.

          (b) Leased Real Property. With respect to the Leased Real Property:

               (i) Schedule 5.1.15(b) describes each Real Property Lease by listing the name of the landlord or sublandlord, a description of the leased premises, the commencement and expiration dates of the current term, the security deposited by the Sellers with the landlord or sublandlord, if any, the monthly rental (including base and all additional rents), and whether the Sellers may assign the Real Property Lease to Purchaser; and

               (ii) each Real Property Lease is, and at Closing shall be, in full force and effect and, except as contemplated hereby, has not been assigned, modified, supplemented, or amended, and none of the Sellers, or, to the knowledge of a Seller or the Shareholder, the landlord or sublandlord under any Real Property Lease is in default under any of the Real Property Leases, and, to the knowledge of the Sellers and the Shareholder, no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Real Property Lease to terminate any Real Property Lease.

          (c) No Violations. The Real Property and the present uses thereof comply in all material respects with all applicable Laws, and neither Seller has received any notice, oral or written, from any Governmental Entity, and neither the Shareholder nor the Sellers have any reason to believe, that the Real Property or any improvements erected or situate thereon, or the uses conducted thereon or therein, violate any applicable Laws.

          5.1.16 Insurance. The Shareholder or the Sellers have insurance policies in full force and effect for such amounts as are sufficient for material compliance with all requirements of Law and of all contracts to which such Seller is a party or by which it is bound. Set forth in Schedule 5.1.16 is a list of all fire, liability, and other forms of insurance and all fidelity bonds held by or applicable to such Seller, the Purchased Assets, or the Business, setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type of coverage, and annual premium. Except as set forth in Schedule 5.1.16, no event relating to such Seller, the Purchased Assets, or the Business has occurred which can reasonably be expected to result in a material retroactive upward adjustment in premiums under any such insurance policies or which is likely to result in a material prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been cancelled within the last two years and, to the Shareholder's or either Seller's knowledge, no threat has been made to cancel any insurance policy of either Seller during such period. No event has occurred, including the failure by either Seller to give any notice or information or either Seller giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of either Seller under any such insurance policies.

          5.1.17 Conduct of the Business Since the Interim Balance Sheet Date. Since the Interim Balance Sheet Date, neither of the Sellers has:

          (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

          (b) sold, encumbered, assigned, or transferred any assets or properties which would have been included in the Purchased Assets, except for the sale of obsolete or worn out equipment and the collection of accounts receivable and sale of Inventory in the ordinary course of business consistent with past practice;

          (c) made or suffered any amendment or termination of any contract listed on Schedule 5.1.11(a), or Permit, or cancelled, modified, or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

          (d) suffered any damage, destruction, or loss, whether or not covered by insurance, of any item or items carried on its books of account individually or in the aggregate at more than $100,000, or suffered any repeated, recurring, or prolonged shortage, cessation, or interruption of supplies or utility or other services required to conduct the Business;

          (e) received notice or had knowledge of any actual or threatened labor trouble, strike, or other material occurrence, event, or condition of any similar character;

          (f) made commitments or contracts for capital expenditures or capital additions or betterments exceeding $25,000 individually or $100,000 in the aggregate, except such as may be involved in ordinary repair, maintenance, or replacement of the Purchased Assets;

          (g) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

          (h) changed any of the accounting principles followed by it or the methods of applying such principles;

          (i) entered into any transaction other than in the ordinary course of business consistent with past practice; or

          (j) suffered any event or circumstance that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

          5.1.18 Customers and Suppliers. Schedule 5.1.18 sets forth (a) a list of the ten largest customers of the Sellers based on sales during the fiscal year ended December 31, 2003 and the nine (9) months ended September 30, 2004, showing the approximate total sales by the Sellers to each such customer during such periods, and (b) a list of the ten largest suppliers of the Sellers based on purchases during the fiscal year ended December 31, 2003, and the nine (9) months ended September 30, 2004, showing the approximate total purchases by the Sellers from each such supplier during such periods. Except as described on
Schedule 5.1.18, there has not been any adverse change in the business relationship of either Seller with any customer or supplier named in Schedule 5.1.18, and neither the Shareholder nor either Seller has any knowledge that there will be any such adverse change in the future either as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

          5.1.19 Labor Matters.

          (a) Neither of the Sellers nor the Shareholder is a party to or bound by any employment or consulting agreement or any collective bargaining agreement or other labor agreement, or any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, bonus, group insurance, tuition assistance, service award, section 125 cafeteria, vacation, salary continuation, or other incentive or welfare contract, plan, or arrangement relating to the Business except as set forth on Schedule 5.1.19(a) or 5.1.20(a).

          (b) Schedule 5.1.19(b) hereto contains a true and complete list of all Persons employed by the Sellers in connection with the Business, including date of hire, a description of material compensation arrangements (other than employee benefit plans set forth in Schedule 5.1.19(a) or 5.1.20(a)), and a list of other terms of any and all agreements affecting such Persons. Neither the Shareholder nor either Seller has any knowledge that any employee material to the Business will terminate his or her employment with the Business as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

          (c) Except as described on Schedule 5.1.19(c), neither Seller has agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the Sellers' respective employees. Neither the Shareholder nor either Seller has any knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of either Seller. There is no labor strike, slowdown, work stoppage, lockout, or material labor dispute actually pending or, to the knowledge of the Shareholder and the Sellers, threatened against or affecting the Sellers with respect to the Business.

          (d) Except as described on Schedule 5.1.19(d), neither Seller, with respect to employees, (i) has any written personnel policy applicable to such employees, (ii) is or within the past five years has been in violation in any material respect of any applicable Laws regarding employment and employment practices, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those Laws relating to terms and conditions of employment, wages and hours, occupational safety and health, and workers' compensation or is engaged in any unfair labor practices,
     (iii) has any unfair labor practice charges or complaints pending or threatened against it before the National Labor Relations Board, (iv) has any grievances pending or threatened against it, and (v) has any charges pending before the Equal Employment Opportunity Commission of any state or local agency responsible for the prevention of unlawful employment practices.

          5.1.20 Employee Benefit Plans.

          (a) Set forth on Schedule 5.1.20(a) is a list of each employee benefit plan (whether or not within the meaning of ERISA Section 3(3)), multiemployer plan (within the meaning of ERISA Section 3(37) or 4001(a)(3)), written or oral employment or consulting agreement, change in control agreement, severance pay plan or agreement, agreements with respect to leased or temporary employees, vacation plan or arrangement, sick pay plan, stock purchase plan, stock option plan, fringe benefit plan, incentive plan, bonus plan, cafeteria or flexible spending account plan and any deferred compensation agreement (or plan, program, or arrangement) covering any present or former employee of the Business and which is, or at any time during the six year period preceding the Closing Date was, sponsored or maintained by (or to which contributions are, or at any time during the six year period preceding the Closing Date were, or were required to have been, made by) either (i) the Sellers, or (ii) any other organization which together with the Sellers are treated as a single employer under Internal Revenue Code of 1986, as amended (the "Code"),
     Section 414(b), (c), (m) or (o) (an "ERISA Affiliate"). Each and every such plan, program, policy, practice, arrangement and agreement is hereinafter referred to as an "Employee Benefit Plan."

          (b) The Sellers have provided to Purchaser (i) current, accurate and complete copies of each Employee Benefit Plan (including any amendments thereto), trust agreement, insurance or annuity contract, and all summary plan descriptions, summaries of material modification, general notices to employees or beneficiaries and other material agreements, documents or instruments relating thereto; (ii) the most recent audited financial statement with respect to each Employee Benefit Plan required to have an audited financial statement; (iii) copies of the most recent determination letters with respect to any Employee Benefit Plan which is intended to qualify under the Code Section 401(a) (a "Qualified Plan"); (iv) copies of the three most recent actuarial reports with respect to each Employee Benefit Plan required to have an actuarial report; and (v) copies of the three most recent annual reports (Forms 5500) with respect to each Employee Benefit Plan required to file an annual report.

          (c) No Employee Benefit Plan is or has been subject to Title IV of ERISA or Code Section 412.

          (d) No Employee Benefit Plan provides for any post-employment life, medical, dental or other welfare benefits (whether or not insured) for any current or former employee except as required under Code Section 4980B,
     Part 6 of Subtitle B of Title I of ERISA or applicable state or local law.

          (e) Except as set forth on Schedule 5.1.20(e), with respect to each Employee Benefit Plan:

               (i) the Sellers and their respective ERISA Affiliates have complied in all material respects with all provisions of such plan, and with ERISA, the Code and other applicable laws and regulations, and no act or omission by either Seller, their respective ERISA Affiliates, or any fiduciary of any such plan has occurred, no event has occurred and no condition exists that will or could be expected to give rise to liability for a breach of fiduciary responsibilities under ERISA, or to any fines, penalties, excise taxes, corrective payments, fees, sanctions or other payments under ERISA, the Code or other applicable laws or regulations;

               (ii) each such plan which is a Qualified Plan has received from the United States Internal Revenue Service (the "IRS") a favorable determination letter as to its qualification under the Code, which determination reflects consideration of the changes in the qualification requirements made by applicable Law, and no event has occurred that will or could be expected to give rise to disqualification or loss of tax-exempt status of any such plan or related trust;

               (iii) none of the Sellers, any of their respective ERISA Affiliates or any other person has engaged in a prohibited transaction (within the meaning of Code Section 4975 or ERISA Section 406) which would subject either of the Sellers or any of their respective ERISA Affiliates to any taxes, penalties or other liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA Section 409 or 502(i);

               (iv) there are no investigations, applications or other matters initiated by the Sellers or by any governmental agency that are pending before the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation or any other federal, state or local governmental agency;

               (v) all contributions, insurance and annuity premiums and salary deferrals elected by an employee or required to have been made by the Sellers or any of their respective ERISA Affiliates under law or under the terms of any such plan for all complete and partial periods up to and including the date hereof have been made or will be made to the appropriate plan on or before such date;

               (vi) there are no actions, investigations, suits or claims (other than routine claims for benefits in the ordinary course) pending or threatened, and there are no facts which could give rise to any such actions, investigations, suits or claims (other than routine claims for benefits in the ordinary course), which could subject either of the Sellers or any of their respective ERISA Affiliates to any liability; there are no actions, investigations, suits or claims (other than routine claims for benefits in the ordinary course) pending or threatened, and there are no facts which could give rise to any such actions, investigations, suits or claims (other than routine claims for benefits in the ordinary course), which could subject either of the Sellers or any of their respective ERISA Affiliates to any liability;

               (vii) each such plan which is a Qualified Plan providing for participant-directed investments meets the requirements of an ERISA
          Section 404(c) Plan within the meaning of Department of Labor Regulations Section 2550.404c-1(b);

               (viii) each such plan which is an individual account plan within the meaning of ERISA Section 3(34) and the fiduciaries of such plan have complied with the notice requirements under ERISA Section 101(i) and Department of Labor Regulations Section 2520.101-3 with respect to any blackout period;

               (ix) there have been no claims or notice of claims filed under any fiduciary liability insurance policy, fiduciary bond or indemnification agreement covering any such plan, or any fiduciary with respect to such plan; and

               (x) there have been no corrections, including self-corrections not requiring agency approval, made to such plans pursuant to the Voluntary Fiduciary Correction Program or the Employee Plans Compliance Resolution System.

          (f) Neither the Sellers nor any of their respective ERISA Affiliates have made any representations or communications (directly or indirectly, orally, in writing or otherwise) with respect to participation, eligibility for benefits, vesting, benefit accrual coverage or other material terms of any Employee Benefit Plan to any employee, beneficiary or other person other than those which are in accordance with the terms and provisions of each such plan as in effect immediately prior to the Closing Date.

          5.1.21 Litigation; Decrees. There are no judicial or administrative actions, proceedings, or investigations pending or, to the Shareholder's or the Sellers' knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Shareholders or the Sellers in connection with this Agreement. Except as listed or described on Schedule 5.1.21 or 5.1.23, there are no (i) lawsuits, claims, administrative, or other proceedings or investigations relating to the conduct of the Business pending or, to the Shareholders or the Sellers' knowledge, threatened by, against, or affecting the Sellers, or any of the Purchased Assets or (ii) judgments, orders, or decrees of any Governmental Entity (other than orders or decrees of general applicability) binding on the Sellers, or any of the Purchased Assets.

          5.1.22 Compliance With Law; Permits. Each Seller has complied in all material respects with each Law to which such Seller or its business, operations, assets, or properties is subject and is not currently in violation in any material respects of any of the foregoing. The Sellers own, hold, possess, or lawfully use in the operation of the Business all Permits which are in any manner necessary for it to conduct the Business as now or previously conducted or for the ownership and use of the Purchased Assets, free and clear of all Liens (other than Permitted Liens) and in compliance in all material respects with all Laws. All such Permits are listed and described on Schedule
1.1.8. Neither Seller is in default, nor has it received any notice of any claim of default, with respect to any such Permits. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. Except as set forth on Schedule 5.1.22, none of such Permits will be adversely affected by consummation of the transactions contemplated hereby. No shareholder, director, officer, employee, or former employee of the Sellers, or any of their respective Affiliates, or any other Person, owns or has any proprietary, financial, or other interest (direct or indirect) in any Permits which the Sellers own, possess, or use in the operation of the Business as now or previously conducted.

          5.1.23 Environmental Matters. Except as set forth in Schedule 5.1.23:

          (a) the operation of the Business is in compliance in all material respects with all applicable Environmental Laws;

          (b) there are no judicial or administrative actions, proceedings, or investigations pending or, to the Shareholder or the Sellers' knowledge, threatened against either Seller alleging the violation of, or liability pursuant to, any Environmental Law or Environmental Permit;

          (c) Neither Seller is subject to Environmental Costs and Liabilities with respect to Hazardous Materials, and no facts or circumstances exist which could reasonably be likely to result in either Seller incurring Environmental Costs and Liabilities with respect to compliance with the Environmental Laws applicable to the Hazardous Materials.

          (d) For purposes of this Agreement:

               "Environmental Costs and Liabilities" shall mean any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs, and expenses (including fees, disbursements, and expenses of legal counsel, experts, engineers, and consultants and the costs of investigation and feasibility studies, remedial, or removal actions and cleanup activities) arising from or under any Environmental Law or any order or agreement now in effect with any Governmental Entity or other Person.

               "Environmental Law" means any Law relating to the environment, natural resources, or public and employee health and safety including, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 33 U.S.C. ss. 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136, et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701, et seq., the Federal Safe Drinking Water Act, 42 U.S.C. ss. 300F, et seq., and the Occupational Safety and Health Act, 29 U.S.C. ss.651, et, seq., as such Laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

               "Environmental Permit" means any permit, approval, authorization, license, variance, registration, or permission required under any applicable Environmental Law.

               "Hazardous Material" means any substance, material, or waste which is regulated by any Governmental Entity, including, any material, substance, or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "toxic waste," or "toxic substance" under any provision of Environmental Law, including, petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, urea formaldehyde, and polychlorinated biphenyls.

          5.1.24 Taxes. Except as set forth in Schedule 5.1.24:

          (a) All Tax Returns (as hereinafter defined) that are required to be filed on or before the date hereof by the Seller, or on behalf of either Seller have been duly filed on a timely basis with the appropriate federal, state, local, and foreign governments or foreign agencies. All such Tax Returns were complete and accurate in all material respects. All Taxes due and payable by either Seller have been paid whether or not such Taxes are disputed. Neither Seller, nor any Affiliate thereof on behalf of a Seller, has executed or filed with the IRS or any other taxing authority any agreement extending the period for filing any Tax Return.

          (b) No claim for assessment or collection of Taxes has been asserted against either Seller. Neither Seller, nor any Affiliate thereof on behalf of a Seller, is a party to any pending action, proceeding, audit, or investigation by any Governmental Entity for the assessment or collection of Taxes nor do the Sellers or the Shareholder have knowledge of any such threatened action, proceeding, or investigation.

          (c) No waivers of statutes of limitation in respect of any Tax Returns have been given or requested by the Sellers or any Affiliate thereof on behalf of a Seller, nor has a Seller, nor any Affiliate thereof on behalf of a Seller, agreed to any extension of time with respect to a Tax assessment or deficiency. No claim has ever been made by a Governmental Entity in a jurisdiction where a Seller does not currently file Tax Returns that it is or may be subject to taxation by that jurisdiction nor is either Seller or the Shareholder aware that any such assertion of jurisdiction is threatened. No Liens (other than Permitted Liens) have been imposed upon or asserted against any of the Purchased Assets as a result of or in connection with any failure, or alleged failure, to pay any Tax.

          (d) The Sellers have withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor, or other third Person.

          (e) The performance of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent event) result in any payment that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code. None of the Purchased Assets is (i) "tax-exempt use" property within the meaning of Section 168(h) of the Code; (ii) required to be treated as owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; or (iii) "tax exempt bond financed property" within the meaning of Section 168(g) of the Code.

          (f) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local, or foreign income, payroll, withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, custom duties, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, ad valorem stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Code), or other tax of the same or of a similar nature, including any interest, penalty, fine or addition thereto, whether disputed or not and shall include any transferee or successor liability in respect of Taxes, and any liability under a tax sharing arrangement, tax indemnity agreement, tax allocation agreement, or similar agreement, arrangement or practice, or otherwise. The term "Tax Return" means any return, declaration, report, claim for refund, or separate election information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (g) Neither of Sellers is a "foreign person" within the meaning of
     Section 1445 of the Code.

          5.1.25 Certain Business Practices and Regulations; Potential Conflicts of Interest.

          (a) Neither of the Sellers, the Shareholder, nor any of their respective directors, officers, agents, or employees of has (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

          (b) Except as disclosed on Schedule 5.1.25(b), none of the officers or directors of the Sellers, the Shareholder, or any Person controlled by any of the foregoing (i) owns, directly or indirectly, any significant interest in, or is a director, officer, employee, consultant, or agent of, any Person which is a competitor, lessor, lessee, or customer of, or supplier of goods or services to, the Business, (ii) owns, directly or indirectly, in whole or in part, any real property, leasehold interests, or other property the use of which is necessary for the Business, or (iii) has any cause of action or other suit, action, or claim whatsoever against, or owes any amount to Seller other than claims in the ordinary course of business.

          5.1.26 Warranties and Returns. Schedule 5.1.26 sets forth a summary of present practices and policies followed by the Sellers with respect to guarantees, warranties, and servicing of any products manufactured or sold and services rendered by it, whether such practices and policies are oral or in writing or are deemed to be legally enforceable. Except as set forth on Schedule 5.1.26, to the knowledge of the Shareholder and the Sellers, there are no written statements, citations, or decisions by any Person stating that any product actually sold by either Seller is defective or unsafe or fails to meet any standards promulgated by any such Person.

          5.1.27 Disclosure. No representation or warranty by the Shareholder or either Seller contained in this Agreement, and no statement contained in any document (including the financial statements referenced in Section 5.1.6, the Seller Ancillary Documents, the closing documents delivered pursuant to Article VIII and the Schedules hereto), list, certificate, or other instrument furnished or to be furnished by or on behalf of the Shareholder or the Sellers to Purchaser or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

          5.1.28 No Interest in Other Entities. No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any Person is included in the Purchased Assets.

          5.1.29 Acquisition of Shares. Each Seller and the Shareholder is acquiring its interests in the Purchaser Common Stock acquired or to be acquired under the terms of this Agreement for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Each Seller and Shareholder is an "accredited investor" as such term is defined in Regulation D under the 1933 Act. Each Seller and Shareholder (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchaser Common Stock and is capable of bearing the economic risks of such investment. Each Seller and the Shareholder acknowledge and agree that (i) prior to the date hereof each such party has carefully reviewed Purchaser's (a) Annual Report on Form 10-K for the year ended March 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2004 and Current Reports on Form 8-K filed March 31, 2004 and (b) Purchaser's definitive proxy statements relating to Purchaser's meeting of shareholders (whether annual or special) held since April 1, 2004 (the items in clauses (a) and (b) collectively, the "SEC Reports"). Each Seller and the Shareholder had reasonable time and opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the transactions contemplated hereby and to obtain any additional information from the Purchaser. Each Seller and the Shareholder acknowledges and agrees that the Purchaser Common Stock acquired or to be acquired under the terms of this Agreement has not been registered under the 1933 Act or any applicable state securities or "blue sky" laws and that such shares of Purchaser Common Stock must be held indefinitely unless subsequently registered under the 1993 Act and all applicable state securities and "blue sky" laws or unless an exemption from such registration is available and that the Company's principal place of business and each Seller's and the Shareholder's principal address is at the addresses identified on Schedule 5.1.29 hereto.

          5.1.30 Commissions and Finders Fees. Except as set forth on Schedule 5.1.30, neither the Shareholder nor either Seller nor any Person acting on the behalf of the Shareholder or either Seller has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any Person.

          5.1.31 Vehicles. Except for the vehicle referred to on Schedule 5.1.31, neither Seller nor Shareholder owns or leases or has any other interest in any vehicles.

     5.2 Representations and Warranties of Purchaser. Purchaser makes the following representations and warranties to the Sellers and the Shareholder each of which is true and correct as of the date hereof and shall be unaffected by any investigation heretofore or hereafter made by the Shareholder or the Sellers.

          5.2.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has the requisite corporate power and authority to own, lease, or otherwise hold its properties and assets and to carry on its business as presently conducted. Purchaser is duly qualified to do business and is in good standing in each jurisdiction where the nature of its properties or business requires such qualification, except where the failure to be so qualified would have a Purchaser Material Adverse Effect. The Purchaser has delivered to the Sellers and the Shareholder correct and complete copies of the articles or certificate of incorporation and bylaws of the Purchaser. For the purposes of this Agreement, "Purchaser Material Adverse Effect" shall mean any event, circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a material adverse effect on Purchaser's financial condition, financial projections, or results of operations taken as a whole or (ii) on the ability of Purchaser to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby.

          5.2.2 Authorization and Effect of Agreement. Purchaser has the requisite corporate power to execute and deliver this Agreement and the other agreements to be entered into by it pursuant to the terms of this Agreement (the

"Purchaser Ancillary Documents") and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by Purchaser of this Agreement and the Purchaser Ancillary Documents and the performance by it of the transactions contemplated hereby and thereby to be performed by it have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and each Purchaser Ancillary Document have been duly executed and delivered by duly authorized officers of Purchaser and, assuming the due execution and delivery of this Agreement and, as applicable, any Purchaser Ancillary Document, by the Shareholder and the Sellers, constitutes a valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.2.3 No Restrictions Against Purchase of the Assets. The execution and delivery of this Agreement and each Purchaser Ancillary Document by Purchaser does not and the performance by Purchaser of the transactions contemplated hereby or thereby to be performed by it will not (a) conflict with or violate the certificate or articles of incorporation (or other organizational documents) or by-laws of Purchaser, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, any provision of any contract or permit to which Purchaser is a party or by which it is bound, or (c) constitute a violation of any Law, except in the case of clauses (b) or (c) above, for such conflicts, violations, breaches, or defaults that would not, individually or in the aggregate have a Purchaser Material Adverse Effect. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby to be performed by it, except for such of the foregoing are listed or described on Schedule 5.2.3.

          5.2.4 Authorization of Shares. The issuance, sale and delivery of the Stock Consideration and the Seller Earnout Consideration to the Sellers have been duly authorized by all requisite corporate action by Purchaser and the Stock Consideration and Seller Earnout Consideration to be issued to the Sellers, when issued and delivered in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the shareholders of Purchaser. The Purchaser has reserved for issuance, and at all times until it shall be determined if Purchaser is required to pay all or any part of the Seller Earnout Consideration, shall keep reserved for issuance, the maximum number of shares of Purchaser Common Stock that may become issuable as Seller Earnout Consideration under Section 3.2.

          5.2.5 Compliance With Law; Permits. Except as disclosed in the SEC Reports (as defined herein), Purchaser has complied in all material respects with each Law to which Purchaser or its business, operations, assets, or properties is subject and is not currently in violation in any material respects of any of the foregoing.

          5.2.6 Litigation; Decrees. There are no judicial or administrative actions, proceedings, or investigations pending or, to Purchaser's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Purchaser in connection with this Agreement. Except as disclosed in the SEC Reports there are no (i) lawsuits, claims, administrative, or other proceedings or investigations relating to the conduct of Purchaser's business pending or, to Purchaser's knowledge, threatened by, against, or affecting Purchaser or (ii) judgments, orders, or decrees of any Governmental Entity binding on Purchaser that are reasonably likely to result in a Purchaser Material Adverse Effect.

          5.2.7 Capitalization. The authorized capital stock of Purchaser consists of 100,000,000 shares, of which (i) 80,000,000 are designated as Purchaser Common Stock and (ii) 20,000,000 shares are designated as Preferred Stock, $0.001 par value per share (the "Preferred Stock"). Fourteen million (14,000,000) shares of the Preferred Stock are designated as Series A Preferred Stock, 4,200,000 of which are designated as Series A-1 Preferred Stock, 2,600,000 of which are designated Series A-2 Preferred Stock and 7,200,000 of which are designated Series A-3 Preferred Stock. As of the date hereof the issued and outstanding capital stock of Purchaser consists of (i) 6,029,645 shares of Purchaser Common Stock, all of which are validly issued, fully paid and non-assessable, (ii) 3,255,814 shares of Series A-1 Preferred Stock, all of which are validly issued, fully paid and non-assessable and (iii) 2,000,000 shares of Series A-2 Preferred Stock, all of which are validly issued, fully paid and non-assessable. Except as set forth on Schedule 5.2.7, there are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating Purchaser to issue or sell any shares of capital stock of Purchaser and no commitments of the Purchaser to register shares of Purchaser Common Stock under the 1933 Act. There are no outstanding or authorized stock appreciation rights, phantom stock or stock rights with respect to Purchaser.

          5.2.8 SEC Reports; Disclosure. Purchaser has provided to the Sellers and the Shareholder a copy of each of the SEC Reports. The SEC Reports, including all financial statements or schedules included in them, (i) complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be on the date of filing thereof, and (ii) did not at the time of filing thereof (or if amended, supplemented or superceded by a later filing, on the date of the later filing) contain any untrue statement of material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.2.9 Financial Statements. The financial statements of Purchaser contained in the SEC Reports (collectively, the "Purchaser Financial Statements") have been prepared in accordance with GAAP consistently applied throughout the periods involved and such Purchaser Financial Statements, including the related notes, fairly present in all material respects the financial position, assets, and liabilities (whether accrued, absolute, contingent, or otherwise) of Purchaser and its consolidated subsidiaries at of the dates and for the periods indicated; provided, however, that the unaudited interim financial statements included in the Purchaser Financial Statements do not include notes and are subject to normal year-end adjustments (all of which are of a recurring nature and none of which individually or in the aggregate would have a Purchaser Material Adverse Effect).

          5.2.10 Absence of Changes. Except as disclosed in the SEC Reports, since September 30, 2004 there has not been any change in the assets, liabilities, financial condition or operating results of Purchaser from that reflected in the Purchaser Financial Statements, except changes in the ordinary course of business that have not created, in the aggregate, a Purchaser Material Adverse Effect.

          5.2.11 Adequacy of Funds. The Purchaser has obtained written commitments for capital from one or more third parties, copies of which are attached hereto on Exhibit I. Upon delivery of the funds contemplated by such written commitments, the Purchaser will have the funds required to consummate the transactions contemplated by this Agreement on the Closing Date.

          5.2.12 Commissions and Finders Fees. Neither Purchaser, nor any Person acting on the behalf of Purchaser has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any Person.

                       ARTICLE VI. PRE-CLOSING COVENANTS
                                   ---------------------

     6.1 Access to Information. Prior to the Closing, upon reasonable notice from Purchaser to the Sellers, the Sellers will afford to the officers, attorneys, accountants, or other authorized representatives (including, environmental consultants) of Purchaser reasonable access during normal business hours to the employees, Purchased Assets, facilities, and the books and records of the Sellers and the Shareholder so as to afford Purchaser a full opportunity to make such review, examination, and investigation of the Business as Purchaser may desire to make, including an environmental evaluation of the Sellers. Purchaser will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary in connection therewith. Prior to the Closing, the Sellers will promptly furnish or cause to be furnished to Purchaser such financial and operating data and other information reasonably requested by Purchaser.

     6.2 Conduct of Business. Except as consented to by Purchaser in writing, during the period from the date of this Agreement and continuing until the Closing, the Sellers and the Shareholder will (i) conduct the Business only in the ordinary course of business and consistent with past practices, (ii) maintain in good repair all of the Purchased Assets, and (iii) preserve intact the Sellers' present business operations, use their best efforts to keep available the services of the Sellers' officers and employees, and preserve the Sellers' relationships with suppliers, customers, licensors, and others having business relationships with the Sellers. Without limiting the generality of the foregoing, the Sellers and the Shareholder will cause the Sellers to:

          (a) not fail to pay or discharge when due any liabilities of which the failure to pay or discharge will cause any material damage or risk of material loss to it or any of the Purchased Assets;

          (b) not sell, assign, or transfer any of the Purchased Assets, except for the replacement or betterment of obsolete or worn out equipment, collections of receivables and sales of Inventory in the ordinary course of business consistent with past practice, and not permit any of the Purchased Assets to be subjected to any Lien (other than the Permitted Liens);

          (c) except as expressly contemplated by this Agreement, not make or suffer any material amendment or termination of any Contract listed on
     Schedule 5.1.11(a) or Permit, or cancel, modify, or waive any substantial debts or claims held by it or waive any rights of substantial value, whether or not in the ordinary course of business;

          (d) not make commitments or contracts for capital expenditures or capital additions or betterments which exceed $50,000 individually or $250,000 in the aggregate, except such as may be involved in ordinary repair, maintenance, or replacement of the Purchased Assets;

          (e) not acquire or agree to acquire any assets that would constitute Purchased Assets except in the ordinary course of business consistent with past practices;

          (f) not increase the salaries or other compensation of, or make any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or make any increase in, or any addition to, other benefits to which any of its employees may be entitled except in the ordinary course of business consistent with past practices;

          (g) not change any of the accounting principles followed by it or the methods of applying such principles;

          (h) not take or omit to take any action as a result of which any representation or warranty of the Sellers and the Shareholder in Article V would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action;

          (i) not enter into any contract or other transaction with any Affiliate of the Sellers or any officer or director of any Affiliate of the Sellers;

          (j) maintain its books, accounts, and records in the usual, regular, and ordinary manner or a basis consistent with prior years;

          (k) maintain in full force and effect all insurance described in
     Schedule 5.1.16 unless and until replaced with like or better coverage; and

          (l) not agree, in writing or otherwise, to do any of the foregoing.

6.3      Notification.

          (a) The Sellers and the Shareholder shall provide prompt written notice to Purchaser, and Purchaser shall provide prompt written notice to the Sellers (in each case within five business days), of any litigation, arbitration, or administrative proceeding pending or, to its knowledge, threatened against a Seller, on the one hand, or Purchaser, on the other hand, which challenges the transactions contemplated hereby.

          (b) The Sellers and the Shareholder will provide prompt written notice to Purchaser (in any event within five business days) of any change in any of the information contained in its representations and warranties made in
     Article V or any Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish any information which Purchaser may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made in Article V or any Exhibits or Schedules referred to herein or attached hereto.

     6.4 Governmental Filings. Purchaser, on the one hand, and the Sellers, on the other hand, shall as promptly as practicable comply with any Laws of any country which are applicable to any of the transactions contemplated hereby and pursuant to which any consent, approval, order, or authorization of, or registration, declaration, or filing with any Governmental Entity or any other Person in connection with such transactions is necessary. Purchaser, on the one hand, and the Sellers and the Shareholder, on the other hand, shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing, registration, or declaration which is necessary under any such Laws. Purchaser, on the one hand, and the Sellers and the Shareholder, on the other hand, shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity, and shall comply promptly with any such inquiry or request.

     6.5 Third Party Consents. Purchaser, on the one hand, and the Sellers and the Shareholder, on the other hand, will cooperate and use their respective commercially reasonable efforts to obtain as promptly as practicable all consents, approvals, and waivers required by third persons to transfer the Purchased Assets (including the Contracts, the Leased Real Property, the Permits and the Intellectual Property) to Purchaser in a manner that will avoid any default, conflict, or termination of rights in respect thereof.

     6.6 Cooperation. Purchaser and the Sellers and the Shareholder shall cooperate fully with each other in taking any actions, including actions to obtain the required consent of any Governmental Entity or any third Person, necessary or helpful to accomplish the transactions contemplated by this Agreement; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any Affiliate.

     6.7 Confidentiality. Purchaser, on the one hand, and the Sellers and the Shareholder, on the other hand, shall keep confidential all information obtained by it or them with respect to the other in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated, each shall return to the other upon request, without retaining a copy thereof, any schedules, documents, or other written information obtained from the other in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which (a) is required to be disclosed by Law, pursuant to an order or request of a judicial authority or Governmental Entity having competent jurisdiction, or pursuant to the rules and regulations of any national stock exchange applicable to the disclosing party and its Affiliates (provided the party seeking to disclose such information provides the other party with reasonable prior written notice thereof), or (b) which can be shown to have been generally available to the public other than as a result of a breach of this
Section 6.7.

     6.8 Publicity. Prior to the Closing, no party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by Law or the rules of any national stock exchange applicable to it or its Affiliates, in which event the party making such determination will, if practicable in the circumstances, use its reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance.

     6.9 Injunctions. Without limiting the generality or effect of any provision of Section 6.4 or Article VII, if any United States, state, or foreign court having jurisdiction over any party issues or otherwise promulgates any injunction, decree, or similar order prior to the Closing which prohibits the consummation of the transactions contemplated hereby, the parties will use their respective reasonable best efforts to have such injunction dissolved or otherwise eliminated as promptly as possible and, prior to or after the Closing, to pursue the underlying litigation diligently and in good faith.

     6.10 Satisfaction of Conditions. Without limiting the generality or effect of any provision of Article VII, prior to the Closing, each of the parties will use their respective reasonable best efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby.

     6.11 Eminent Domain. In the event that prior to Closing, the Real Property or any portion thereof or interest therein shall be taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Entity having the power of eminent domain informs the Sellers, the Shareholder, or Purchaser that it intends to take or condemn all or part of the Real Property, then Purchaser may elect to terminate this Agreement. If Purchaser does not elect to terminate this Agreement, (a) Purchaser shall have the sole right, in the name of the Sellers and any Affiliate thereof, if Purchaser so elects, to negotiate for, claim, contest, and receive all damages on account thereof, (b) the Sellers shall be relieved of their obligation to convey to Purchaser the Real Property taken or condemned, (c) at the Closing, the Sellers and the Shareholder shall assign to Purchaser all of their rights to all damages payable for such taking or injury of the Real Property and shall pay to Purchaser all damages theretofore paid to the Sellers or any Affiliate thereof by reason thereof, and (d) following the Closing, the Sellers and the Shareholder shall give Purchaser such further assurances of such rights and assignment as Purchaser may from time to time reasonably request.

     6.12 Stock Options. On or prior to the Closing the Purchaser shall reserve up to 500,000 shares of Purchaser Common Stock for issuance upon exercise of stock options which shall be granted by the Purchaser to certain key members of the Sellers' management team as determined by Purchaser. Such stock options shall be issued to such individuals pursuant to a stock option agreement to be entered into between the Purchaser and each such individual. Such options shall be granted on the date such persons are employed by Purchaser or an Affiliate thereof and 225,000 of which shall have an exercise price equal to the fair market value of the Purchaser Common Stock on the date of such grant and 275,000 of which shall have an exercise price equal to $5.00 per share.

     6.13 Acquisition Proposals. From and after the date of this Agreement, neither the Sellers nor the Shareholder shall, nor shall they authorize or permit any officer, director, or employee of, or any investment banker, attorney, accountant or other representative retained by any of them, to, solicit, initiate, or encourage submission of any proposal or offer (including by way of furnishing information) from any Person which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving either Seller or the Shareholder or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, either Seller or the Shareholder.

                       ARTICLE VII. CONDITIONS TO CLOSING
                                    ---------------------

     7.1 Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions, any one or more of which may be waived at the option of Purchaser:

          7.1.1 Representations, Warranties and Covenants.

          (a) All representations and warranties of the Sellers and the Shareholder made in this Agreement or in any Exhibit, Schedule, or document delivered pursuant hereto (including any Seller Ancillary Document), shall be true and correct in all material respects as of the date hereof without regard to any schedule updates furnished by the Sellers or the Shareholder after the date hereof and at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing.

          (b) The Sellers and the Shareholder shall have performed and complied with, in all material respects, all the covenants and agreements required by this Agreement to be performed or complied with prior to the Closing.

          (c) Purchaser shall have received a certificate, dated as of the Closing Date, executed on behalf of the Sellers and the Shareholder by authorized officers thereof, certifying that the conditions specified in Sections 7.1.1(a) and (b) hereof have been fulfilled.

          7.1.2 Secretary's Certificate. The Sellers shall have delivered to the Purchaser a certificate executed on behalf of the Sellers by the authorized Secretary thereof dated the Closing Date certifying with respect to (i) a copy of such Seller's certificate of incorporation and bylaws as in effect on the Closing Date and that such Seller is not in violation of or default under any provision of its certificate of incorporation or bylaws as of and on such Closing Date, (ii) board resolutions of each Seller and the Shareholder authorizing the transactions contemplated by this Agreement, (iii) copies of all minutes of all meetings (or excerpts thereof) and all actions by written consent of the shareholders of the Shareholder authorizing the transactions contemplated in this Agreement and (iv) incumbency matters and such other proceedings relating to the authorization, execution and delivery of this Agreement as may be reasonably requested by the Purchasers.

          7.1.3 Closing Documents. The Sellers shall have delivered to Purchaser the documents identified in Section 8.1.

          7.1.4 Governmental Consents or Approvals. Each of the approvals, consents, or waivers of any Governmental Entity listed on Schedules 5.1.4 and
5.2.3 shall have been obtained.

          7.1.5 No Adverse Proceedings. No suit, action, claim, or governmental proceeding shall be pending against, and no order, decree, or judgment of any court, agency, or Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

          7.1.6 Third Party Consents. The Sellers shall have obtained and shall have delivered to Purchaser the third-party consents (which shall be in form and substance reasonably satisfactory to Purchaser and which in any event shall not, except with the prior written consent of Purchaser, be conditioned upon or subject to the payment of any additional consideration or modification of the terms of any contract or Permit included within the Purchased Assets) set forth on Schedule 7.1.6.

          7.1.7 Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall not have occurred any Material Adverse Effect.

          7.1.8 Opinion of Counsel. Purchaser shall have received the opinion of Porter & Hedges LLP., counsel to the Sellers and the Shareholder substantially in the form of Exhibit C, and which shall state therein that such of Purchaser's financing sources as are identified by Purchaser prior to Closing shall be entitled to rely on such opinion to the same extent as if they were an addressee thereof.

          7.1.9 Financing. Purchaser shall have obtained financing sufficient to consummate the transactions contemplated hereby on terms and conditions satisfactory to Purchaser in its sole discretion.

          7.1.10 Escrow Agreement. Seller shall have executed and delivered the Escrow Agreement to Purchaser.

          7.1.11 Financial Statements. At the Closing, the Sellers, at Purchaser's expense (but in no event shall Purchaser be liable for any such expenses exceeding $100,000 in the aggregate), shall provide Purchaser, with such financial statements relating to the Business as may be required by Rule 3-05 or Article 11 of Regulation S-X promulgated under the 1933 Act and the United States Securities Exchange Act of 1934, as amended (the "1934 Act"), in connection with the preparation and filing of any registration statement or periodic report by Purchaser pursuant to the 1933 Act or the 1934 Act, including unqualified opinions thereon of independent public accountants and consents thereof as required by the 1933 Act or the 1934 Act or the rules and regulations thereunder.

          7.1.12 Minimum Tangible Net Worth. Tangible Net Worth on the Closing Date, as estimated on the Closing Statement, shall be at least $250,000.

     7.2 Conditions Precedent to Obligations of the Shareholder and the Sellers. The obligations of the Shareholder and the Sellers under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of the Shareholder and the
Sellers:

          7.2.1 Representations, Warranties and Covenants.

          (a) All representations and warranties of Purchaser made in this Agreement or in any Exhibit, Schedule, or document delivered pursuant hereto (including any Purchaser Ancillary Document), shall be true and correct in all material respects as of the date hereof without regard to any schedule updates furnished by the Sellers after the date hereof and at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing; provided, however, that with respect to any representation as to the capital stock of the Purchaser, it is hereby understood by all the parties hereto that the Purchaser may issue any and all of its Series A-3 Preferred Stock after the date hereof but prior to the Closing Date.

          (b) Purchaser shall have performed and complied with, in all material respects, all the covenants and agreements required by this Agreement to be performed or complied with prior to the Closing.

          (c) The Sellers shall have received a certificate, dated as of the Closing Date, executed on behalf of Purchaser by an authorized officer thereof, certifying in such detail as the Sellers may reasonably request that the conditions specified in Sections 7.2.1(a) and (b) have been fulfilled.

          7.2.2 Secretary's Certificate. The Purchaser shall have delivered to the Sellers a certificate executed by its Secretary dated the Closing Date certifying with respect to (i) a copy of the Purchaser's certificate of incorporation and bylaws as in effect on the Closing Date and that the Purchaser is not in violation of or default under any provision of its certificate of incorporation or bylaws as of and on such Closing Date, (ii) board resolutions authorizing the transactions contemplated by this Agreement, (iii) copies of all minutes of all meetings (or excerpts thereof) and all actions by written consent of the shareholders of the Purchaser authorizing the transactions contemplated in this Agreement and (iv) incumbency matters and such other proceedings relating to the authorization, execution and delivery of this Agreement as may be reasonably requested by the Sellers.

          7.2.3 Closing Documents. Purchaser shall have delivered to the Sellers the documents and other items identified in Section 8.2.

          7.2.4 Governmental Consents or Approvals. Each of the approvals, consents, or waivers of any Governmental Entity listed on Schedules 5.1.4 and
5.2.3 shall have been obtained.

          7.2.5 No Adverse Proceedings. No suit, action, claim, or governmental proceeding shall be pending against, and no order, decree, or judgment of any court, agency, or other Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

          7.2.6 Purchaser Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall not have occurred any Purchaser Material Adverse Effect.

          7.2.7 Opinion of Purchaser's Counsel. The Sellers shall have received the opinion of Thelen Reid & Priest LLP, counsel to Purchaser substantially in the form of Exhibit D, and which shall state therein that the shareholders of the Shareholder are entitled to rely thereon to the same extent as if they were addressees thereof.

          7.2.8 Escrow Agreement. Purchaser shall have executed and delivered the Escrow Agreement to Seller.

             ARTICLE VIII. DOCUMENTS TO BE DELIVERED AT THE CLOSING
                           ----------------------------------------

     8.1 Documents to be Delivered by the Shareholder and the Sellers. At the Closing, the Shareholder and the Sellers will deliver to Purchaser, the following, at the expense of the Shareholder and the Sellers and in proper form for recording where appropriate:

          8.1.1 Transfer Documents. Such bills of sale, assignments, general warranty deeds, and other good and sufficient instruments of transfer as Purchaser may reasonably request conveying and transferring to Purchaser title to the Purchased Assets free and clear of all liens and encumbrances except Permitted Liens which shall be in form and substance reasonably satisfactory to Purchaser, on the one hand, and the Shareholder and the Sellers, on the other hand.

          8.1.2 Certified Resolutions. Certified resolutions of the Boards of Directors of each Seller and the Shareholder approving the execution and delivery of this Agreement and the Seller Ancillary Documents and authorizing the consummation of the transactions contemplated hereby and thereby.

          8.1.3 Closing Statement. The Closing Statement required pursuant to
Section 3.1(b)(i).

          8.1.4 Employment Agreements. Executed Employment Agreements between the Purchaser and each of the following individuals: (i) Thomas Flink, (ii) Mark Johnson, (iii) Jim Jones and (iv) Greg Galanos, in substantially the forms attached hereto as Exhibit E-1, Exhibit E-2, Exhibit E-3 and Exhibit E-4, respectively.

          8.1.5 Severance Agreements. Executed Severance Agreements between the Purchaser and each of the following individuals: (i) Marc Mangus, (ii) Dean Maire, (iii) Shawn Peterson, (iv) David Covington and (v) Dorothy Cannella, in substantially the forms attached hereto as Exhibit E-5, Exhibit E-6, Exhibit E-7, Exhibit E-8 and Exhibit E-9, respectively.

          8.1.6 Subordination Agreement. Subordination Agreement entered into by the Shareholder and Textron Financial Corporation ("Textron") and acknowledged by the Purchaser in the form attached hereto as Exhibit F.

          8.1.7 Indemnification Agreement. Executed Indemnification Agreement entered into by the Purchaser, each Seller and the Shareholder in the form attached hereto as Exhibit J (the "Indemnification Agreement").

          8.1.8 Tax Certificates. Any clearance certificates or similar documents that are required by any taxing authority in order to relieve Purchaser of any obligation to withhold any portion of the considerations paid to the Sellers or the Shareholder pursuant to this Agreement.

          8.1.9 FIRPTA. An affidavit of each Seller that satisfies the requirements of Section 1445(b)(2) of the Code, in form and substance reasonably satisfactory to Purchaser.

          8.1.10 Good Standing Certificates. Governmental certificates showing that each Seller and the Shareholder is duly incorporated and in good standing in the state or jurisdiction of its incorporation and in good standing in each state listed on Schedule 5.1.1, certified as of a date not more than ten days before the Closing Date.

          8.1.11 Lien Searches. Lien Searches for federal and state tax liens, judgment liens, and other liens on standard form of Request for Information (Uniform Commercial Code Form UCC-11) for entries in the names of each Seller and the Shareholder (including under any assumed names) completed and certified by the Secretary of State of the applicable state or jurisdiction of its incorporation and any state in which any of the Purchased Assets are located, dated no earlier than 20 days prior to the date of this Agreement and showing the absence of any such liens on the Assets (other than Permitted Liens).

          8.1.12 Right of First Refusal Agreement. A Right of First Refusal Agreement entered into by each Seller and the Purchaser in substantially the form attached hereto as Exhibit G.

          8.1.13 Consent to Adoption of 401(k) Plan . The written consent of Fidelity Investments, or an affiliate thereof, in connection with the Purchaser's adoption of the 401(k) Plan.

          8.1.14 Other Documents. Such additional information and materials as Purchaser shall reasonably request.

     8.2 Documents to be Delivered by Purchaser. At the Closing, Purchaser will deliver to the Sellers, at the expense of Purchaser:

          8.2.1 Purchase Price. A wire transfer to the Sellers of immediately available funds in the aggregate amount of the Cash Consideration as provided in
Section 3.1, to such accounts as the Sellers specify to Purchasers at least two days prior to Closing, the Note Consideration and, promptly following the Closing, the certificates representing the Stock Consideration.

          8.2.2 Assumption Agreement. Such assumption agreements as the Sellers may reasonably request relating to Purchaser's assumption of the Assumed Liabilities.

          8.2.3 Certified Resolutions. Certified resolutions of the Board of Directors of Purchaser approving the execution and delivery of this Agreement and the Purchaser Ancillary Documents and authorizing the consummation of the transactions contemplated hereby and thereby.

          8.2.4 Good Standing Certificates. Governmental certificates showing that Purchaser duly incorporated and in good standing in the State of New York, certified as of a date not more than ten days before the Closing Date.

          8.2.5 Employment Agreements. Executed Employment Agreements between the Purchaser and each of the following individuals: (i) Thomas Flink, (ii) Mark Johnson, (iii) Jim Jones and (iv) Greg Galanos, in substantially the forms attached hereto as Exhibit E-1, Exhibit E-2, Exhibit E-3 and Exhibit E-4, respectively.

          8.2.6 Severance Agreements. Executed Severance Agreements between the Purchaser and each of the following individuals: (i) Marc Mangus, (ii) Dean Maire, (iii) Shawn Peterson, (iv) David Covington and (v) Dorothy Cannella, in substantially the forms attached hereto as Exhibit E-5, Exhibit E-6, Exhibit E-7, Exhibit E-8 and Exhibit E-9, respectively.

          8.2.7 Registration Rights Agreement. An executed Registration Rights Agreement between the Purchaser and the Sellers in substantially the form attached hereto as Exhibit H (the "Registration Rights Agreement").

          8.2.8 Indemnification Agreement. Executed Indemnification Agreement entered into by the Purchaser, each Seller and the Shareholder in the form attached hereto as Exhibit J.

          8.2.9 Consent to Adoption of 401(k) Plan . The written consent of Fidelity Investments, or an affiliate thereof, in connection with the Purchaser's adoption of the 401(k) Plan.

          8.2.10 Other Documents. Such additional information and materials as the Sellers shall reasonably request.

                       ARTICLE IX. POST-CLOSING COVENANTS
                                   ----------------------

9.1      Employees; Employee Benefits Plans.

          9.1.1 Offers of Employment. Effective as of the Closing Date, Purchaser shall offer at-will employment to all of the employees of the respective Sellers, at salaries and wages substantially comparable to those in effect for such employees immediately prior to the Closing; provided, however, that the employment by the Purchaser of any existing employee of the respective Sellers who is on a disability leave as of the Closing Date will not be effective until such employee's return to work following such leave. Those Seller employees who accept such offers of employment are referred to herein as the "Transferred Employees;" provided, however, that an existing employee of a Seller who is on a disability leave shall not be a Transferred Employee for purposes of this Agreement until such employee returns to work. All benefits to be offered to Transferred Employees shall be offered pursuant to the terms and conditions of the Purchaser's employment and benefit policies. With respect to Purchaser's medical plan and 401(k) plan which cover the Transferred Employees, the Transferred Employees shall be credited with all their years of service with the Sellers. as set forth in Schedule 5.1.19(b), for eligibility and vesting purposes. The same crediting of prior years service for eligibility and vesting purposes shall also apply to any other employee benefit plan of Purchaser that covers Transferred Employees, to the extent permitted under such other employee benefit plans. With respect to all Transferred Employees, the Purchaser shall cause to be waived any waiting periods under Purchaser's employee benefit plans, and shall give effect in determining deductibles and maximum amount of out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such Transferred Employees with respect to similar plans maintained by the Sellers for their benefit to the extent permitted by the Purchaser's employee benefit plans.

          9.1.2 Benefit Plans. The Sellers shall pay directly to each employee of the Business (or to the applicable fund, program, arrangement, or plan maintained by the Sellers therefore or designated by such employee) that portion of all benefits (including the arrangements, plans, and programs set forth in Schedule 5.1.20(a)) which has been accrued on behalf of that employee (or is attributable to expenses properly incurred by that employee) as of the Closing Date, and Purchaser shall assume no liability therefor. Except for the 401(k) Plan, (i) no portion of the assets of any Employee Benefit Plan or any other plan, fund, program, or arrangement, written or unwritten, heretofore sponsored or maintained by the Sellers (and no amount attributable to any such plan, fund, program, or arrangement) shall be transferred to Purchaser and (ii) Purchaser shall not be required to continue any such plan, fund, program, or arrangement after the Closing Date. The amounts payable on account of all benefit arrangements shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchaser shall not be liable for any claim for insurance, reimbursement, or other benefits payable by reason of any event which occurs prior to the Closing Date. All amounts payable directly to employees, or to any fund, program, arrangement, or plan maintained by the Sellers therefor shall be paid by the Sellers in accordance with the terms of such fund, program, arrangement, or plan.

          9.1.3 Employee Withholding. With respect to employee withholding for Transferred Employees, the Sellers and Purchaser agree to adopt the standard procedure provided for in Revenue Procedure 96-60.

     9.2 Discharge of Business Obligations. From and after the Closing Date, the Sellers shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the

Closing Date in respect of the Business, its operations, or the assets and properties used therein (except for the Assumed Liabilities).

     9.3 Maintenance of Books and Records. The Sellers and Purchaser shall preserve until the tenth anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets or liabilities of the Business, or the operation of the Business, prior to the Closing Date. At the end of such period, such records may then be destroyed no earlier than the 30th day after notice that such records will be destroyed is given unless another party objects to the destruction, in which case the party seeking to destroy the records shall either agree to retain such records or deliver such records to the objecting party at the objecting party's cost. Notwithstanding the foregoing, the Sellers may deliver all records possessed or to be possessed by them relating to any of the assets or liabilities of the Business, or the operation of the Business to the Purchaser, prior to such tenth anniversary at the Sellers' cost. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to
(a) the officers and employees of such party and (b) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of the Business prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and provided, further that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors, and representatives will use due care to not disclose such information except to the extent such information (a) is required to be disclosed pursuant to an order or request of a judicial authority or Governmental Entity having competent jurisdiction (provided the party seeking to disclose such information, if not prohibited by such authority or Governmental Entity or applicable Law, provides the other party or parties with reasonable prior notice thereof) or (b) which can be shown to have been generally available to the public other than as a result of a breach of this Section 9.3.

     9.4 Payments Received. After the Closing, the Sellers, the Shareholder and Purchaser will hold and promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, Purchaser shall have the right and authority to endorse without recourse the respective names of the Sellers and the Shareholder on any check or any other evidences of indebtedness received by Purchaser on account of the Business and the Purchased Assets transferred to Purchaser hereunder.

     9.5 Use of Name. From and after the Closing Date, the Sellers and the Shareholder will sign such consents and take such other action as Purchaser shall reasonably request in order to permit Purchaser to use the names Vector Global Services, Inc., Vector ESP, Inc. and Vector ESP Management, Inc. and variants thereof. From and after the Closing Date, neither the Sellers nor the Shareholder will use the names Vector Global Services, Inc., Vector ESP, Inc. and Vector ESP Management, Inc. or any names similar thereto or variants thereof and shall promptly amend its charter or other organizational documents to remove such reference.

     9.6 UCC Matters. From and after the Closing Date, the Sellers will promptly refer all inquiries with respect to ownership of the Purchased Assets or the Business to Purchaser. In addition, the Sellers will execute such documents and financing and termination statements as Purchaser may request from time to time to evidence transfer of the Purchased Assets to Purchaser and the release of any Liens therefrom.

     9.7 Financial Statements. The Sellers, at Purchaser's expense (but in no event shall Purchaser be liable for any such expenses exceeding $100,000 in the aggregate), shall provide Purchaser, within 15 days after Purchaser's written request therefor, with such financial statements relating to the Business as may be required by Rule 3-05 or Article 11 of Regulation S-X promulgated under the United States Securities Act of 1933, as amended (the "1933 Act"), and the United States Securities Exchange Act of 1934, as amended (the "1934 Act"), in connection with the preparation and filing of any registration statement or periodic report by Purchaser pursuant to the 1933 Act or the 1934 Act, including unqualified opinions thereon of independent public accountants and consents thereof as required by the 1933 Act or the 1934 Act or the rules and regulations thereunder.

     9.8 Post-Closing Confidentiality. For a period of five years after the Closing Date, the Sellers and the Shareholder shall, and shall cause their respective officers, directors, employees, affiliates, agents, and other representatives to, hold in confidence (and not release or disclose to any Person other than Purchaser and its authorized representatives) and not use for any purpose any (a) proprietary or other information regarding Purchaser or any of its Affiliates disclosed to the Sellers or the Shareholder or any of the other foregoing Persons in connection with the negotiation or preparation of this Agreement or otherwise in connection with he transactions contemplated hereby or (b) proprietary or other information relating to the Purchased Assets or the Business that remains after the Closing in the possession of the Sellers or the Shareholder or any of the other foregoing Persons. Notwithstanding the foregoing, the confidentiality obligations of this Section 9.8 shall not apply to information which (i) is required to be disclosed pursuant to an order or request of a judicial authority or Governmental Entity having competent jurisdiction (provided the Sellers or the Shareholder provides Purchaser with reasonable prior written notice thereof), or (ii) which can be shown to have been generally available to the public other than as a result of a breach of this Section 9.8.

     9.9 Post-Closing Notifications. Purchaser will, and the Sellers and the Shareholder will comply with any post-Closing notification or other requirements, to the extent then applicable to such party, of any antitrust, trade competition, investment, control, export, or other Law of any Governmental Entity having jurisdiction over Purchaser, the Shareholder, or the Sellers, as applicable.

     9.10 Certain Tax Matters.

          9.10.1 Transfer Taxes and Property Taxes. All sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excises or governmental charges imposed by any taxing jurisdiction, domestic or foreign ("Transfer Tax") with respect to the transfer of the Purchased Assets to the Purchaser shall be paid by Purchaser and Purchaser shall file all necessary Tax Returns in connection therewith. Sellers and Shareholder shall, and shall cause their respective Affiliates to, cooperate in taking all steps required to secure available exemptions or otherwise minimize such Transfer Taxes and upon Purchaser's request, timely execute any such Tax Return. With respect to any non-income Tax imposed on a periodic basis that relates to a taxable period straddling the Closing Date, such Tax shall be prorated to the Closing Date based on the number of days lapsed, and the portion allocable prior to the Closing Date shall be promptly paid or reimbursed by Sellers and the Shareholder and the portion allocable to the period after the Closing shall be promptly paid or reimbursed by the Purchaser. The Sellers, the Shareholder and Purchaser shall, and shall cause their respective Affiliates to, promptly remit any refund or credit received in respect of any Taxes to the party that is responsible for such Taxes pursuant to the terms of this Section 9.10.1 and Section 9.10.2.

          9.10.2 Certain Sales Taxes. All sales taxes in connection with the sale of the Seller's products and services due and unpaid on the Closing Date shall be paid by the Purchaser on the Closing Date, but only if and to the extent that the same are accrued or specifically reserved for on the Interim Balance Sheet and remain unpaid and undischarged on the Closing Date and are accrued or reserved for on the Closing Statement.

          9.10.3 Indemnity For Taxes. Sellers and the Shareholder, jointly and severally, shall be liable for and pay, and shall indemnify Purchaser and its Affiliates against, any liability, direct or indirect for, any Retained Taxes.

     9.11 Insurance. With respect to any loss, liability, or damage relating to, resulting from, or arising out of, the conduct of the Business on or prior to the Closing Date which constitutes an Assumed Liability and for which the Sellers would be entitled to assert, or cause any Affiliate or other Person to assert, a claim for recovery under any policy of insurance maintained by or for the benefit of the Sellers or Affiliate thereof in respect of the Business or the Purchased Assets, at the request and expense of Purchaser, the Sellers will use reasonable efforts to assert, or to assist Purchaser to assert, one or more claims under such insurance covering such loss, liability, or damage if Purchaser is not itself entitled to assert such claim but the Sellers are so entitled. In the case of any damage to or destruction of the Purchased Assets occurring prior to Closing that is covered by insurance maintained by the Sellers or an Affiliate, the Sellers shall deliver all insurance proceeds realized therefrom to Purchaser at Closing or as soon thereafter as collected by the Sellers or such Affiliate.

     9.12 Subordination Agreements. Each of the Sellers hereby agrees to enter into any subordination agreement requested by any Person who is the Purchaser's senior lender, pursuant to which the Sellers agree to subordinate their respective rights and interests, if any, in and to the Note Consideration and the Seller Earnout Consideration (but only to the extent it may be required to be paid in cash) to any such Person, on terms consistent with those of the Note Consideration and no more disadvantageous to the Sellers than those of the Subordination Agreement referred to in Section 8.1.6.

     9.13 SEC Filings. Each of the Sellers and the Shareholder, as applicable, shall file, or cause the filing of, or cooperate with the Purchaser to file, as the case may be, any and all forms, schedules, certificates and/or other documents required under any federal or state securities laws in respect of the transactions contemplated by this Agreement, including, but not limited to,
Schedule 13D, Schedule 13G, Forms 3 and Forms 4, as the case may be.

     9.14 Limitations on the Issuance of Purchaser Common Stock. Notwithstanding any provision of this Agreement to the contrary, in the event that any required issuance of Purchaser Common Stock to the Sellers under the terms of this Agreement, when combined with all prior issuances of Purchaser Common Stock to Sellers under this Agreement (and any other issuances which for purposes of the Nasdaq Marketplace Rules are required to be included in such calculation) would result in the aggregate issuance of (x) Purchaser Common Stock with voting power equal to or in excess of twenty percent (20%) of the voting power of such shares outstanding as of the date hereof; or (y) a number of shares of Purchaser Common Stock equal to or in excess of twenty percent (20%) of the number of shares of Purchaser Common Stock outstanding as of the date hereof, then in either case Purchaser shall, at its option, either seek approval of its shareholders to the issuance of such Purchaser Common Stock or have the right to make such payment under this Agreement in cash to the extent necessary to avoid the occurrence of an event described in (x) or (y).

     9.15 Dealings with Sellers' Agents. The Purchaser may rely on the authority of the individuals listed in Section 10.1(iv) with respect to matters referred to in Section 10.1.

     9.16 Transfer of 401(k) Plan. Promptly after the Closing Date, Sellers shall take all reasonable and necessary measures to effectuate Sellers' transfer of the sponsorship of the 401(k) Plan to Purchaser, to be effective as of the Closing Date, on terms and conditions to be agreed upon by the Sellers and the Purchaser.

     9.17 Adoption of 401(k) Plan. Promptly after the Closing Date, Purchaser shall take all reasonable and necessary measures to effectuate Purchaser's adoption of the 401(k) Plan as the sponsoring employer, to be effective as of the Closing Date, on terms and conditions to be agreed upon by the Purchaser and the Sellers. Notwithstanding the foregoing, Purchaser may, in any manner and in its sole discretion, subject to the limitations imposed by applicable law, amend, modify or terminate the 401(k) Plan at any time after Purchaser's adoption of the 401(k) Plan as sponsoring employer.

               ARTICLE X. LIQUIDATION OF SELLERS AND SHAREHOLDER
                          --------------------------------------

     10.1 Plans of Liquidation. The respective Boards of Directors of each Seller and the Shareholder have approved and the Shareholder's shareholders have approved, Plans of Complete Liquidation of each Seller and the Shareholder (the "Plans of Liquidation") providing for:

               (i) the change of the Shareholders' name to "VGS Liquidating Co." or another name not containing the words "Vector" or "Global";

               (ii) the change of the name of each Seller to a name not containing the word "Vector";

               (iii) the sale of the Purchased Assets to the Purchaser pursuant to this Agreement;

               (iv) the distribution by each Seller to the Shareholder of the Purchase Price and the Excluded Assets in complete liquidation of each


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


          Seller, to be followed by the distribution thereof by the Shareholder to its shareholders in complete liquidation of the Shareholder;

               (v) the appointment of David Hull and Roger Flink, as the true and lawful agents and attorneys-in-fact of the Shareholder, the Sellers and the shareholders of the Shareholder, as applicable, with full power of substitution, to act in the name and on behalf of the Shareholder, the Sellers and the shareholders of the Shareholder, as applicable, to take any and all actions and make all decisions required or permitted to be taken by such person under the Plan of Liquidation of the Shareholder, this Agreement, the Escrow Agreement, the promissory note representing the Note Consideration, the Indemnification Agreement and the Subordination Agreement; and

               (vi) the dissolution of the Sellers and the Shareholder.

     A copy of each Plan of Liquidation will be delivered to the Purchaser on or prior to the Closing. Each Seller and the Shareholder shall use its reasonable efforts to carry out and complete the liquidation of each Seller and Shareholder pursuant to its respective Plan of Liquidation, this Agreement, with respect to the Sellers, and in a manner that satisfies the requirements for non-recognition treatment under Section 337 of the Code (as hereinafter defined) (and comparable provisions of state or local law).

     10.2 No Operations. After the Closing, neither of the Sellers nor the Shareholder shall engage in any business or activity except to complete its respective liquidation and dissolution pursuant to this Agreement, its respective Plan of Liquidation and, with respect to the Sellers, in a manner that satisfies the requirements for non-recognition treatment under Section 337 of the Code (and comparable provisions of state or local law).

                      ARTICLE XI. MISCELLANEOUS PROVISIONS
                                  ------------------------

     11.1 Specific Performance. The parties recognize that if the Shareholder or the Sellers refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Purchaser for its injuries. Purchaser shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by Purchaser to enforce this Agreement, the Sellers shall waive the defense that there is an adequate remedy at law. In the event of a default by the Sellers which results in the filing of a lawsuit for damages, specific performance, or other remedies, Purchaser shall be entitled to reimbursement by the Sellers of reasonable legal fees and expenses incurred by it.

     11.2 Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address or facsimile number specified below:

          (a)  If to the Sellers and the Shareholder, to:

                  Vector Global Services, Inc.
                  12600 Northborough, Suite 200
                  Houston, Texas 77067
                  Facsimile No.: 281.668.0129
                  Attention:  Karl Maier

                  with a copy to, which copies shall not constitute notice:

                  Porter & Hedges, L.L.P.
                  700 Louisiana St., Suite 3500
                  Houston, Texas 77002
                  Facsimile No.: 713.226.0227
                  Attention:  William W. Wiggins

                  (b) If to Purchaser, to:

                  MTM Technologies, Inc.
                  850 Canal Street
                  Stamford, Connecticut 06902
                  Facsimile No.: 203.975.3776
                  Attention:  John F. Kohler, Esq.

                  with a copy to, which copy shall not constitute notice:

                  Thelen Reid & Priest LLP
                  875 Third Avenue
                  New York, New York 10022
                  Facsimile No.: 212.603.2001
                  Attention:  E. Ann Gill, Esq.

or to such other address or facsimile number as any such party may from time to time designate as to itself by like notice.

     11.3 Expenses. Except as otherwise expressly provided herein, the Shareholder and the Sellers will pay any expenses incurred by them incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein. Purchaser will pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein. In any action to enforce any of the terms of this Agreement, the prevailing party in such action shall be entitled to recover its attorneys' fees and costs.

     11.4 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party which shall not be unreasonably withheld; provided, however, that (a) nothing in this Agreement is intended to limit Purchaser's ability to sell or to transfer any or all of the Purchased Assets following the Closing Date, (b) Purchaser may assign or delegate to any direct or indirect wholly-owned subsidiary of Purchaser the right to acquire part or all of the Purchased Assets and its obligation to assume any Assumed Liabilities in connection therewith so long as the Purchaser also remains obligated hereunder with respect to the payment of the Purchase Price and under the Indemnification Agreement, and (c) Purchaser may make a collateral assignment of its rights under this Agreement to any lender who provides funds to Purchaser for the acquisition of the Purchased Assets. The Sellers shall execute acknowledgements of such assignment(s) and collateral assignments in such forms as Purchaser or Purchaser's lender(s) may from time to time reasonably request. In the event of such a proposed assignment by Purchaser, the provisions of this Agreement shall inure to the benefit of and be binding upon Purchaser's assigns.

     11.5 Waiver. Purchaser, on the one hand and the Sellers and the Shareholder, on the other hand by written notice to the other may (a) extend the time for performance of any of the obligations of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered in connection herewith, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement; provided, however, that no such party may, without the prior written consent of the other party, make or grant such extension of time, waiver of inaccuracies, or compliance or waiver or modification of performance with respect to its (or any of its Affiliates) representations, warranties, conditions, or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions, or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

     11.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto and any other documents and instruments delivered pursuant hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Affiliates (or by any director, officer, or representative thereof) relating to the matters contemplated hereby. This Agreement (together with the Exhibits and Schedules hereto and any other documents and instruments delivered pursuant hereto) constitutes the entire agreement by and among the parties hereto and there are no agreements or commitments by or among such parties or their Affiliates or any other person with respect to the subject matter of this Agreement except as expressly set forth herein. Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in this Agreement and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein. There are no promises, covenants or undertakings other than those expressly set forth or provided for in this Agreement.

     11.7 Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by the parties hereto, but not otherwise.

     11.8 Rights of the Parties. Except as provided in Article II or in Section 11.4, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person other than the parties hereto and their respective Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     11.9 Brokers. Purchaser shall indemnify and hold harmless the Shareholder and the Sellers, and the Sellers and the Shareholder shall jointly and severally indemnify and hold harmless Purchaser, from and against any liability, claim, loss, damage, or expense incurred by Purchaser or by the Shareholder and the Sellers, respectively, relating to any fees or commissions owed to any broker, finder, or financial advisor as a result of actions taken by Purchaser or by the Shareholder or the Sellers, respectively, in connection with this Agreement or the transactions contemplated hereby.

     11.10 Further Assurances. From time to time, as and when requested by either party, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

     11.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

     11.12 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

     11.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

     11.14 Titles and Headings. Titles and headings to articles and sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     11.15 Passage of Title and Risk of Loss. Legal title, equitable title, and risk of loss with respect to the Purchased Assets will not pass to Purchaser until such Purchased Assets are transferred at the Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting, and other computational purposes as of 11:59 P.M. (New York City Time) on the Closing Date.

     11.16 Certain Interpretive Matters and Definitions.

          (a) Unless the context otherwise requires, (i) all references to Sections, Articles, Schedules, or Exhibits are to Sections, Articles, Schedules, or Exhibits of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles for financial reporting in the United States, applied on a consistent basis ("GAAP"),
     (iv) "or" shall mean "and/or," (v) words in the singular include the plural and vice versa, (vi) "affiliate" or "Affiliate" has the meaning given to such term in Rule 12b-2 of Regulation 12B under the 1934 Act,
     (vii) words of any gender shall include each other gender, (viii) "include," "including," and their derivatives shall mean "including without limitation," (ix) "person" or "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity or Governmental Entity, and (x) "Subsidiary" or "Subsidiaries" shall mean any other corporation, limited liability company, association, joint stock company, joint venture or business trust of which, as of the date hereof or hereafter, (i) more than fifty percent (50%) of the outstanding voting stock, share capital or other equity interests is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or (ii) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Sellers' Subsidiary(ies), respectively. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

          (b) No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     11.17 Bulk Sales. Purchaser waives compliance by the Sellers with the provisions of the so-called bulk sales Law of any jurisdiction; provided, however, that the Shareholder and the Sellers will indemnify, defend, and hold harmless Purchaser and its Affiliates in respect of any damage, loss, liability, cost, expense or obligation and any claims, demands or suits relating to, resulting from, or arising out of, the Sellers' failure so to comply with such Laws in connection with the transactions contemplated by this Agreement.

     11.18 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing Date as follows: (w) by mutual agreement of Purchaser and the Sellers, (x) by Purchaser or the Sellers, if the conditions set forth in Article VII shall not have been complied with and such noncompliance or nonperformance shall not have been waived by Purchaser or the Sellers, as the case may be, or cured or eliminated by Purchaser or the Sellers, as the case may be, on or before December 15, 2004, (y) by Purchaser, on the one hand, or the Sellers, on the other hand, if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof; or (z) by Purchaser, on the one hand, or the Sellers, on the other hand, if, prior to the Closing Date, the other party is in breach in any material respect of any representation, warranty, covenant, or agreement herein contained and such breach shall not be cured within five business days of the date of notice of breach served by the party claiming such breach. If this Agreement is terminated pursuant to this Section 11.18, this Agreement shall forthwith become void and there shall be no liability on the part of any party or its respective officers, directors or shareholders hereunder. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach of any covenant or agreement in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      VECTOR ESP, INC.

                                      By:
                                         --------------------------------------
                                         Name:  Thomas R. Flink
                                         Title: President


                                      VECTOR ESP MANAGEMENT, INC.


                                      By:
                                          -------------------------------------
                                          Name:  Thomas R. Flink
                                          Title: President


                                      VECTOR GLOBAL SERVICES, INC.


                                      By:
                                          -------------------------------------
                                          Name:  Karl Maier
                                          Title: Executive Chairman of the Board


                                      MTM TECHNOLOGIES, INC.


                                      By:
                                          -------------------------------------
                                          Name:  Francis J. Alfano
                                          Title: Chief Executive Officer